LANDLINE OPERATIONS
INTERCONNECTION, UNBUNDLING, AND RESALE AGREEMENT

BY AND BETWEEN

PUERTO RICO TELEPHONE COMPANY, INC.

AND

CORTELCO SYSTEMS PUERTO RICO, INC.

General Terms and Conditions — Page i

TABLE OF CONTENTS

Page

1.	Scope of Agreement	1

2.	Term of Agreement	2

3.	Territory	2

4.	Regulatory Approval and Legal, Regulatory, or Judicial Changes	2

5.	Reservation of Rights	4

6.	Predecessor Agreements; Transition Provisions	4

7.	Authorization	7

8.	Relationship of the Parties	8

9.	Relationship to Tariffs	8

10.	Treatment of Confidential Information	9

11.	Intellectual Property	11

12.	Environmental Matters	12

13.	Liability	14

14.	Indemnification	15

15.	Insurance	17

16.	Taxes	18

17.	Billing and Payment	20

18.	Assurance of Payment	33

19.	Audits	35

20.	Revenue Protection	37

21.	Good Faith Performance	37

22.	Law Enforcement	37

23.	Parity of Service	38

24.	Intentionally omitted	38

General Terms and Conditions — Page i

25.	Network Management	38

26.	Designation of Points of Contact	39

27.	Intentionally Omitted	39

28.	Choice of Law	39

29.	Dispute Resolution	39

30.	Remedies	42

31.	Default	42

32.	Discontinuance of Service by PRT	42

33.	Discontinuance of Service by CORTELCO SYSTEMS	43

34.	Warranties	44

35.	No Waiver	44

36.	Force Majeure	44

37.	Third Party Beneficiaries	45

38.	Assignment; Subcontractors	45

39.	Successors and Assigns	45

40.	Notices	45

41.	Entire Agreement	47

42.	Severability	47

43.	Survival	47

44.	Joint Work Product	48

45.	Rules of Construction	48

46.	Counterparts	48

47.	Technology Upgrades	48

48.	252(i) Obligations	48

49.	Successor Agreement	48

SIGNATURE PAGE	49

General Terms and Conditions — Page ii

LANDLINE OPERATIONS
INTERCONNECTION, UNBUNDLING, AND RESALE AGREEMENT

This Landline Operations Interconnection Agreement (the “Agreement”), entered pursuant to the terms of Sections 251 and 252 of the Communications Act of 1934, as amended (the “Communications Act”), by and between PUERTO RICO TELEPHONE COMPANY, INC. (“PRT” or “PRTC”), a corporation organized and existing under the laws of the Commonwealth of Puerto Rico, and CORTELCO SYSTEMS PUERTO RICO, INC. (“CSPR”) a corporation organized under the laws of the Commonwealth of Puerto Rico (each a “Party” and together the “Parties”), is made effective as of November 24, 2007 (the “Effective Date”), subject to the approval of the Agreement by the Telecommunications Regulatory Board of Puerto Rico (“Board”) under the terms of Section 252 of the Communications Act.

WHEREAS, the Parties have agreed, among other things, to interconnect their local exchange networks for the transmission and termination of calls so that Customers of each Party may receive calls that originate on the other Party's network and place calls that terminate on the other Party's network; and

WHEREAS, the Parties intend the rates, terms and conditions of this Agreement, and the performance of their obligations hereunder, to comply with the Communications Act of 1934, as amended, the orders and rules of the Federal Communications Commission ("FCC"), the Puerto Rico Telecommunications Communications Act of 1996 (“Puerto Rico Act”), and the orders and rules of the Board;

NOW, THEREFORE, in consideration of the terms and conditions contained herein, CSPR and PRT hereby mutually agree as follows:

1.

Scope of Agreement

This Agreement specifies the rights and obligations of each Party with respect to the other regarding matters addressed in Sections 251(b) and 251(c) of the Communications Act and Chapter III, Articles 4(c) and 4(d) of the Puerto Rico Act. In the event of any textual ambiguity as to the intentions of the Parties regarding any term of this Agreement and a dispute between the Parties regarding the proper resolution of such textual ambiguity, the textual ambiguity shall be resolved in a manner that is consistent with the requirements of the Communications Act and the Puerto Rico Act and that limits the subject rights and obligations of the Parties to those clearly established thereby.

This Agreement is comprised of this General Terms and Conditions document and the Attachments hereto. The Attachments to this Agreement are:

Glossary Attachment

Interconnection Attachment

Network Elements Attachment

Resale Attachment

Collocation Attachment

General Terms and Conditions — Page 1

Additional Services Attachment

Intervals Attachment

Pricing Attachment

2.

Term of Agreement

2.1

The term of this Agreement shall begin on the Effective Date and, unless the Agreement is cancelled or terminated earlier or the term is extended, all in accordance with the provisions hereof, shall end at 11:59am Atlantic Time on the date that is three (3) years after the Effective Date.

2.2

By agreement set forth in writing as provided in Section 41 hereof, the Parties may extend the term of this Agreement.

3.

Territory

3.1

This Agreement applies to the territory in which PRT operates as an Incumbent Local Exchange Carrier in the Commonwealth of Puerto Rico (“Operating Territory”). PRT shall be obligated to provide a Service under this Agreement only within this territory.

3.2

If PRT sells or otherwise transfers its operations or assets in such Operating Territory or portion thereof to a Person or entity that is not an Affiliate of PRT, PRT shall assign this Agreement to the Person or entity purchasing or acquiring PRT’s operations or assets in such Operating Territory of the affected portion thereof. This Section 3.2 shall not be construed as a waiver by CSPR of any right to challenge or to seek the imposition and/or enforcement of conditions on any PRT sale or transfer of its operations or assets in its Operating Territory or any portion thereof.

4.

Regulatory Approval and Legal, Regulatory, or Judicial Changes

4.1

This Agreement and any amendment hereto, will be submitted to the Board for approval in accordance with Section 252 of the Communications Act and Chapter III, Article 5 of the Puerto Rico Act. PRT and CSPR shall use their best efforts to obtain approval of this Agreement, and any amendment hereto, by the Board.

4.2

In the event that the Board rejects any provision of this Agreement, the Parties shall negotiate promptly and in good faith revisions as may reasonably be required to achieve approval of the Agreement.

4.3

In the event that, following Board approval of this Agreement, a court of competent jurisdiction (on appeal from the Board’s approval) finds that any of the terms of this Agreement are inconsistent in one or more material respects with Applicable Law, then, once such decision is final and no longer subject to administrative or judicial review, the Parties immediately shall commence good faith negotiations to conform this Agreement to the terms of such decision or to the terms of the subject Applicable Law (“Appeal Change”). Unless established otherwise by the Board or the reviewing court, the Parties will make an Appeal Change by written amendment submitted to the Board for approval within thirty (30) days after the date that the finding requiring such modification becomes

General Terms and Conditions — Page 2

final (“Amendment Due Date”). If agreement is not reached on the amendment by the Amendment Due Date, the Parties will submit their respective proposals for the amendment on the Amendment Due Date (provided it falls on a Business Day, and on the next Business Day thereafter if it does not) with a joint request for the Board to establish and approve an appropriate amendment. Unless established otherwise by the Board or the reviewing court, the effective date of the Appeal Change amendment shall be the same as the Effective Date of this Agreement, with the terms of such amendment applied retroactively to the Effective Date. Neither Party shall seek a result from the Board or reviewing court that is inconsistent with the terms of the preceding sentence. In the event that such retroactive application requires a true-up of amounts due and/or paid between the Parties pursuant to this Agreement, the Parties agree to work together in good faith to determine the amount of such true-up and agree further to effectuate the true-up of undisputed amounts within no more than sixty (60) days after the date of the Board’s approval of the Appeal Change amendment.

4.4

In the event that any Applicable Law becomes effective or is changed following the Effective Date and materially affects any term(s) of this Agreement (hereinafter referred to as “Change in Law”), either Party may, in writing, request to negotiate with the other Party whether and how such term(s) shall be modified to address the Change in Law. The Parties are duty bound to negotiate regarding any such Change in Law modification(s) in good faith, and the Parties shall complete their negotiations within thirty (30) days after the date on which the written request for negotiation is received by the non-requesting Party. If the Parties do not agree on such Change in Law modification(s) within that thirty day negotiation period, then, after the end of the thirty (30) day period set forth in Section 29.2, calculated from the beginning of the thirty-day period described in the preceding sentence, the provisions of Section 29.2 of this Agreement shall apply; provided, however, that the Parties shall continue to work in good faith toward the resolution of the disagreement regardless of whether the provisions of Section 29.2 are invoked to address the matter or not. The Parties shall promptly (but in any event within fifteen (15) days after the date on which the Parties agree on such Change in Law amendment or receive a resolution of a Change in Law disagreement under Section 29.2 whichever is earlier) submit an agreed upon Change in Law amendment to this Agreement to the Board for approval. Subject to the provisions of Section 4.1 above, the Change in Law Amendment Agreement shall have an effective date that coincides with the effective date of the Change in Law giving rise to such negotiations. Neither Party shall seek a result from the Board or a court that is inconsistent with the terms of the preceding sentence. The Parties agree that, except as otherwise provided herein, the rates, terms, and conditions of any Change in Law Amendment shall not be applied retroactively to any period prior to such effective date. Except in the event of a Change in Law as defined in this subsection neither party may seek to renegotiate the terms of this Agreement. Moreover neither party may request to negotiate the terms of a successor to, or renewal of, this Agreement, or any agreement having substantially similar terms, prior to one year before the expiration date of this Agreement.

4.5

Notwithstanding anything in this Agreement to the contrary, if, as a result of any Change in Law, PRT is not required by Applicable Law to provide any Service, payment or benefit, otherwise required to be provided to CSPR hereunder, then,

General Terms and Conditions — Page 3

subject to the provisions of Section 32 and subject to an effective amendment to this Agreement pursuant to the terms of Section 4.4 implementing such Change in Law, PRT may discontinue the provision of any such Service, payment or benefit, and CSPR shall reimburse PRT for any payment previously made by PRT to CSPR that was not required by Applicable Law.

5.

Reservation of Rights

Notwithstanding anything to the contrary in this Agreement, neither Party waives, and each Party hereby expressly reserves, its rights: (a) to seek reconsideration of, to appeal, or otherwise to pursue the reversal of and changes in any arbitration decision associated with this Agreement; (b) to seek changes in this Agreement (including, but not limited to, changes in rates, charges, and the Services that must be offered) through changes in Applicable Law; (c) to challenge the lawfulness and propriety of, and to seek to change, any Applicable Law, including, but not limited to any rule, regulation, order or decision of the Board, the FCC, or a court of applicable jurisdiction; and (d) to collect debts owed to it under any prior interconnection or resale agreements. Nothing in this Agreement shall be deemed to limit or prejudice any position a Party has taken or may take before the Board, the FCC, any other Commonwealth or federal regulatory or legislative bodies, courts of applicable jurisdiction, or industry forum. The provisions of this Section shall survive the expiration, cancellation or termination of this Agreement.

6.

Predecessor Agreements; Transition Provisions

6.1

Notwithstanding any other provision of this Agreement or otherwise, all monetary obligations of the Parties to one another incurred under that certain Interconnection Agreement by and between CSPR and Puerto Rico Telephone Company, Inc., which was executed by the parties thereto as of November 12, 2004 and was approved by the Board on November 23, 2004 (“2004 Interconnection Agreement”), shall remain in full force and effect under this Agreement; provided, however, that the terms of the 2004 Interconnection Agreement that governed the rights and obligations of the Parties with respect to billing, paying, and disputing amounts incurred under the 2004 Interconnection Agreement shall continue to govern with respect to such amounts, but only such amounts, under this Agreement.

6.2

Notwithstanding the foregoing, nothing contained in this Agreement shall convert any claim or debt that would otherwise constitute a prepetition claim or debt in a bankruptcy case into a postpetition claim or debt. Each Party expressly reserves all of its rights under the Bankruptcy Code and Applicable Law to seek or oppose any relief in respect of the assumption, assumption and assignment, or rejection of any interconnection, resale, or unbundling arrangements between PRT and CSPR.

6.3

Except as expressly provided in this Section 6.3, any Service that was established, maintained, or purchased by a Party under the 2004 Interconnection Agreement (hereinafter referred to as a “2004 Service”) shall, as of the Effective Date, be established, maintained, purchased, or otherwise treated under and subject to the terms of this Agreement if this Agreement provides for such Service.

General Terms and Conditions — Page 4

6.3.1

No charge shall be owed by a Party to the other Party for the transition of any Service that was established, maintained, or purchased by a Party or the Parties under the 2004 Interconnection Agreement so that it is established, maintained, purchased, or otherwise treated under and subject to the terms of this Agreement. For avoidance of doubt, the terms of this Section 6.3.1 shall not be construed to preclude charges for Services that are otherwise applicable under this Agreement, just charges for the act of transitioning any 2004 Service to the terms of this Agreement.

6.3.2

Except as otherwise provided in Sections 6.3.3 or 6.3.4, a CSPR order for Service submitted to PRT prior to the Effective Date and in accordance with the terms of the 2004 Interconnection Agreement, but still pending with PRT on the Effective Date (hereinafter referred to as a “Transitioned Order”), shall be processed and completed without interruption or delay in accordance with the terms of the 2004 Interconnection Agreement. For the purposes of the prior sentence, an order for Service is still pending if PRT has not yet delivered an order completion notice under the terms of Section 7.2.3.5 of the Additional Services Attachment to the 2004 Interconnection Agreement with respect to the subject order and the subject order has not been rejected or suspended under the terms of Section 7.2.3.5 of the Additional Services Attachment to the 2004 Interconnection Agreement.

6.3.3

The Parties agree that:

6.3.3.1

nonrecurring service order charges for a Transitioned Order shall be the applicable nonrecurring service order charges set forth in the 2004 Interconnection Agreement;

6.3.3.2

nonrecurring service order charges for a CSPR order for Service received by PRT on or after the Effective Date shall be the applicable nonrecurring service order charges set forth in this Agreement;

6.3.3.3

recurring and usage charges for 2004 Services set forth in invoices or billing cycles delivered to CSPR before the Effective Date shall be the applicable monthly recurring charges set forth in the 2004 Interconnection Agreement;

6.3.3.4

recurring and usage charges for 2004 Services set forth in invoices or billing cycles delivered to CSPR on and after the Effective Date shall be the applicable monthly recurring charges set forth in this Agreement;

6.3.3.5

recurring and usage charges for Services established in accordance with Transitioned Orders shall be the applicable monthly recurring charges set forth in this Agreement; and

6.3.3.6

recurring and usage charges for Services established in accordance with CSPR service orders received by PRT on or

General Terms and Conditions — Page 5

after the Effective Date shall be the applicable monthly recurring charges set forth in this Agreement.

6.3.4

If a 2004 Service is not available pursuant to this Agreement (hereinafter referred to as a “Terminated Service”), the provisions of this Section 6.3.4 shall govern the treatment of any such service following the Effective Date.

6.3.4.1

Not later than the date that is fifteen (15) days after the Effective Date, PRT and CSPR shall establish a transition committee comprised of four individuals, two of whom shall be appointed by PRT and two of who shall be appointed by CSPR (hereinafter the “Transition Committee”). Each member of the Transition Committee shall serve at the pleasure of the Party that appointed the individual.

6.3.4.2

Not later than the date that is thirty (30) days after the Effective Date, each Party shall deliver to the other Party a list of:

6.3.4.2.1

any all CSPR lines as to which a Terminated Service is being provided by PRT (each, a “Terminated Service Line”); and

6.3.4.2.2

any and all CSPR orders for any Terminated Service that have been submitted to PRT but which remain pending (each, a “Terminated Service Order”).

6.3.4.3

Within the period ending ten days after the date on which each Party has received the list from the other Party as contemplated in Section 6.3.4.2, the Transition Committee shall attempt to resolve, in good faith, any discrepancies between the lists so delivered. Within the ten day period set forth in the preceding sentence, the Transition Committee shall create a unitary list of any and all Terminated Service Lines and Terminated Service Orders regarding which the Parties agree (hereinafter referred to as the “Transition Committee List”) and shall deliver such Transition Committee List to the Parties. Any discrepancies in the lists exchanged pursuant to Section 6.3.4.2 that cannot be resolved in good faith by the Transition Committee shall be resolved in accordance with the dispute resolution procedures set forth in Section 29.2 of this Agreement without applying the negotiation period obligation called for under Section 29.1. For the duration of any such dispute proceeding, but not to exceed the period ending ninety (90) days after the Effective Date, the subject Terminated Service Line(s) or Terminated Service Order(s) shall continue to be offered and/or provisioned without delay or interruption in accordance with and subject to the terms of the 2004 Interconnection Agreement.

6.3.4.4

With respect to each Terminated Service Line that appears on Transition Committee List, not later than the date that is ten days

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after the Transition Committee List is delivered to the Parties, CSPR in writing shall:

6.3.4.4.1

order the disconnection of the Terminated Service Line; or

6.3.4.4.2

order the disconnection of the Terminated Service to the Terminated Service Line without other action; or

6.3.4.4.3

order the disconnection of the Terminated Service to the Terminated Service Line and, in place of the Terminated Service so disconnected, submit an order for a new Service available under the terms of this Agreement.

6.3.4.5

PRTC shall complete the implementation of each CSPR order received under Section 6.3.4.4. Until the CSPR order received under Section 6.3.4.4 is implemented by PRTC as to a particular Terminated Service Line, the Terminated Service shall continue to be provided by PRT to CSPR with respect to that Terminated Service Line pursuant to the terms that the Terminated Service was provided under the 2004 Interconnection Agreement. Each CSPR order for a new Service submitted pursuant to Section 6.3.4.4.3 shall be processed by PRT under the applicable terms of this Agreement.

6.3.4.6

With respect to each Terminated Service Order that appears on the Transition Committee List, not later than the date that is ten days after the Transition Committee List is delivered to the Parties, CSPR in writing shall:

6.3.4.6.1

cancel the Terminated Service Order without other action; or

6.3.4.6.2

cancel the Terminated Service Order and, in place thereof, submit an order for a new Service available under the terms of this Agreement.

6.3.4.7

Intentionally omitted.

6.3.4.8

The Transition Committee shall establish procedures by which the Parties will address any Terminated Service Line or Terminated Service Order that does not appear on the Transition Committee List.

7.

Authorization

7.1

PRT represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Puerto Rico and that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

General Terms and Conditions — Page 7

7.2

CSPR represents and warrants that it is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Puerto Rico and that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

7.3

Notwithstanding any other provision of this Agreement, a Party shall have no obligation to perform under this Agreement for any such periods in which the other Party is not authorized in accordance with Applicable Law to conduct business in the Commonwealth of Puerto Rico and to perform its obligations under this Agreement. The Party not so authorized will notify the other Party, under the terms of Section 40 of these General Terms and Conditions, of any such periods and will not place any orders under this Agreement until it has obtained or regained authorization, as the case may be, and has notified the other Party of that fact as provided under the terms of Section 40.

8.

Relationship of the Parties

8.1

The relationship of the Parties under this Agreement shall be that of independent contractors and nothing herein shall be construed as creating any other relationship between the Parties.

8.2

Nothing contained in this Agreement shall make either Party the employee of the other, create a partnership, joint venture, or other similar relationship between the Parties, or grant to either Party a franchise, distributorship or similar interest.

8.3

Except for provisions herein expressly authorizing a Party to act for another Party, nothing in this Agreement shall constitute a Party as a legal representative or agent of the other Party, nor shall a Party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against, in the name or on behalf of the other Party unless otherwise expressly permitted by such other Party in writing, which permission may be granted or withheld by the other Party in its sole discretion.

8.4

Each Party shall have sole authority and responsibility to hire, fire, compensate, supervise, and otherwise control its employees, agents and contractors. Each Party shall be solely responsible for payment of any Social Security or other Taxes that it is required by Applicable Law to pay in conjunction with its employees, agents and contractors, and for withholding and remitting to the applicable taxing authorities any Taxes that it is required by Applicable Law to collect from its employees.

8.5

Except as otherwise expressly provided in this Agreement, no Party undertakes to perform any obligation of the other Party, whether regulatory or contractual, or to assume any responsibility for the management of the other Party's business.

8.6

Neither Party may imply any direct or indirect affiliation with or sponsorship or endorsement of it or its services or products by the other Party.

8.7

The relationship of the Parties under this Agreement is a non-exclusive relationship.

9.

Relationship to Tariffs

9.1

Nothing in this Agreement shall preclude CSPR from purchasing any service or

General Terms and Conditions — Page 8

facilities under any applicable and effective PRT Tariff. Nothing in this Agreement shall preclude PRT from purchasing any service or facilities under any applicable and effective CSPR Tariff. Subject to the requirements of Applicable Law, each Party shall have the right to add to, modify, or withdraw any of its Tariff(s) at any time without the consent of, or, except as expressly provided in this Agreement, notice to, the other Party.

9.2

To the extent that a Service is offered under both this Agreement and a Party’s Tariff(s), any order for such Service or facility shall be governed by the rates, terms, and conditions provided in this Agreement, unless otherwise expressly specified in writing by the ordering Party. To the extent a Service is ordered under a Tariff in accordance with the preceding sentence, the provision of the Service will be governed by the rates, terms, and conditions set forth therefore in the Tariff. In the event of an inconsistency between the terms of this Agreement and the terms of the Tariff(s) of a Party, the terms of this Agreement shall control unless the Parties expressly agree to the contrary in writing executed by a duly-authorized officer of each Party.

10.

Treatment of Confidential Information

10.1

As used in this Section 10, “Confidential Information” means the following information that is disclosed by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) in connection with this Agreement:

10.1.1

Books, records, documents and other information disclosed in an Audit pursuant to Section 19;

10.1.2

Any forecasting information provided pursuant to this Agreement;

10.1.3

Customer information (except to the extent that (a) the Customer information is published in a directory, (b) the Customer information is disclosed through or in the course of furnishing a Telecommunications Service, such as a directory assistance service, operator service, caller ID or similar service, or LIDB service, or (c) the Customer to whom the Customer information is related has authorized the Receiving Party to use and/or disclose the Customer information);

10.1.4

Information related to specific facilities or equipment (including, but not limited to, cable and pair information);

10.1.5

Any information that is in written, graphic, electromagnetic, or other tangible form, and marked at the time of disclosure as “Confidential” or “Proprietary;” and

10.1.6

Any information that is communicated orally or visually and declared to the Receiving Party at the time of disclosure, and by written notice with a statement of the information given to the Receiving Party within ten (10) days after disclosure, to be “Confidential or “Proprietary”.

10.1.7

A Party shall have the right to refuse to accept receipt of information that the other Party has identified as Confidential Information pursuant to

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Sections 10.1.5 or 10.1.6 except to the extent such information is necessary for the Receiving Party to perform under this Agreement.

10.2

Except as otherwise provided in this Agreement, the Receiving Party shall:

10.2.1

use the Confidential Information received from the Disclosing Party only in performance of this Agreement;

10.2.2

use the same degree of care that it uses with similar confidential information of its own (but in no case a degree of care that is less than commercially reasonable), hold Confidential Information received from the Disclosing Party in confidence and restrict disclosure of the Confidential Information solely to those of the Receiving Party’s Affiliates and the directors, officers, employees, agents and contractors of the Receiving Party and the Receiving Party’s Affiliates, that have a need to receive such Confidential Information in order to perform the Receiving Party’s obligations under this Agreement. The Receiving Party’s Affiliates and the directors, officers, employees, agents and contractors of the Receiving Party and the Receiving Party’s Affiliates, shall be required by the Receiving Party to comply with the provisions of this Section 10 in the same manner as the Receiving Party. The Receiving Party shall be liable for any failure of the Receiving Party’s Affiliates or the directors, officers, employees, agents or contractors of the Receiving Party or the Receiving Party’s Affiliates, to comply with the provisions of this Section 10.

10.2.3

not share Confidential Information with any Person engaged in the sales or marketing of retail services of the Receiving Party or the Receiving Party’s Affiliates; and

10.2.4

not use Confidential Information to solicit the Disclosing Party’s Customers.

10.3

The Receiving Party shall return or destroy all Confidential Information received from the Disclosing Party, including any copies made by the Receiving Party, within thirty (30) days after a written request by the Disclosing Party is delivered to the Receiving Party, except for (a) Confidential Information that the Receiving Party reasonably requires to perform its obligations under this Agreement, and
(b) one copy for archival purposes only.

10.4

Unless otherwise agreed, the obligations of Sections 10.2 and 10.3 do not apply to information that:

10.4.1

was, at the time of receipt, already in the possession of or known to the Receiving Party free of any obligation of confidentiality and restriction on use;

10.4.2

is or becomes publicly available or known through no wrongful act of the Receiving Party, the Receiving Party’s Affiliates, or the directors, officers, employees, agents or contractors of the Receiving Party or the Receiving Party’s Affiliates;

General Terms and Conditions — Page 10

10.4.3

is rightfully received from a third person having no direct or indirect obligation of confidentiality or restriction on use to the Disclosing Party with respect to such information;

10.4.4

is independently developed by the Receiving Party and the Receiving Party provides the Disclosing Party with the information used to develop such information;

10.4.5

is approved for disclosure or use by written authorization of the Disclosing Party (including, but not limited to, in this Agreement); or

10.4.6

is required to be disclosed by the Receiving Party pursuant to Applicable Law, provided that the Receiving Party shall have made commercially reasonable efforts to give at least thirty (30) days’ written notice (unless a shorter period is required by Applicable Law) of the requirement to the Disclosing Party in order to enable the Disclosing Party to seek protective arrangements.

10.5

Notwithstanding the provisions of Sections 10.1 through 10.4, the Receiving Party may use and disclose Confidential Information received from the Disclosing Party to the extent necessary to enforce the Receiving Party’s rights under this Agreement or Applicable Law. In making any such disclosure, the Receiving Party shall make reasonable efforts to preserve the confidentiality and restrict the use of the Confidential Information while it is in the possession of any Person to whom it is disclosed, including, but not limited to, by requesting any governmental entity to whom the Confidential Information is disclosed to treat it as confidential and restrict its use to purposes related to the proceeding pending before it. Notwithstanding the foregoing, the Receiving Party may not share Confidential Information with any Person engaged in the sales or marketing of retail services of the Receiving Party or the Receiving Party’s Affiliates and shall not use Confidential Information to solicit the Disclosing Party’s Customers.

10.6

The Disclosing Party shall retain all of the Disclosing Party’s right, title and interest in any Confidential Information disclosed by the Disclosing Party to the Receiving Party. Except as otherwise expressly provided in this Agreement, no license is granted by this Agreement with respect to any Confidential Information (including, but not limited to, under any patent, trademark or copyright), nor is any such license to be implied solely by virtue of the disclosure of Confidential Information.

10.7

The provisions of this Section 10 shall be in addition to and not in derogation of any provisions of Applicable Law, including, but not limited to, 47 U.S.C. § 222, and are not intended to constitute a waiver by a Party of any right with regard to the use, or protection of the confidentiality of, CPNI provided by Applicable Law.

10.8

Each Party’s obligations under this Section 10 shall survive expiration, cancellation or termination of this Agreement.

11.

Intellectual Property

11.1

Except as expressly stated in this Agreement, this Agreement shall not be construed as granting a license with respect to any patent, copyright, trade name, trademark, service mark, trade secret or any other intellectual property,

General Terms and Conditions — Page 11

now or hereafter owned, controlled or licensable by either Party. Except as expressly stated in this Agreement, neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right, of the other Party except in accordance with the terms of a separate license agreement between the Parties granting such rights. A Party, its Affiliates, and their respective contractors and Agents, shall not use the other Party’s trademarks, service marks, logos or other proprietary trade dress, in connection with the sale of products or services, or in any advertising, press releases, publicity matters or other promotional materials, unless the other Party has given its written consent for such use, which consent the other Party may grant or withhold in its sole discretion.

11.2

Except as stated in Section 11.4, neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or have any liability to, the other Party or its Affiliates or Customers based on or arising from any Third Party Claim alleging or asserting that the provision or use of any Service, facility, arrangement, or software by either Party under this Agreement, or the performance of any Service or method, either alone or in combination with the other Party, constitutes direct, vicarious or contributory infringement or inducement to infringe, or misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property right of any Party or third person. Each Party, however, shall offer to the other reasonable cooperation and assistance in the defense of any such Claim.

11.3

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THE PARTIES AGREE THAT NEITHER PARTY HAS MADE, AND THAT THERE DOES NOT EXIST, ANY WARRANTY, EXPRESS OR IMPLIED, THAT THE USE BY EACH PARTY OF THE OTHER’S SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT GIVE RISE TO A CLAIM OF INFRINGEMENT, MISUSE, OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHT.

11.4

The Services provided by PRT hereunder shall be subject to the terms, conditions and restrictions contained in any applicable agreements (including, but not limited to software or other intellectual property license agreements) between PRT and PRT’s vendors. To the extent required by Applicable Law, PRT will use its best efforts to obtain any intellectual property rights that are necessary for CSPR to use each network element provided under the terms of the Network Elements Attachment to this Agreement in the same manner as PRT. The cost of obtaining the rights referred to the in the preceding sentence shall be borne by the Parties as set forth in the FCC’s Memorandum Opinion and Order in CCBPol 97-4 (FCC 00-139).

12.

Environmental Matters

12.1

Prior to PRT or its employees, contractors, or agents introducing an Environmental Hazard into a work location owned or controlled by CSPR (“CSPR Work Location”), PRT shall fully inform CSPR in writing of its planned actions at such CSPR Work Location. PRT warrants that it shall comply with all legal and regulatory obligations it has with respect to such Environmental Hazard and provide any notices it is required to provide with respect thereto. CSPR shall in no event be liable to PRT for any costs whatsoever resulting from the presence or release of any Environmental Hazard that CSPR did not cause,

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introduce, or contribute to the affected CSPR Work Location. PRT hereby releases, and shall also indemnify, defend (at CSPR’s request) and hold harmless CSPR and each of CSPR’s officers, directors and employees from and against any losses and expenses that arise out of or result from any Environmental Hazard that PRT, its contractors or its agents cause, introduce, or contribute to the CSPR Work Location.

12.2

Prior to CSPR or its employees, contractors, or agents introducing an Environmental Hazard into a work location owned or controlled by PRT (“PRT Work Location”), CSPR shall fully inform PRT in writing of its planned actions at such PRT Work Location. CSPR warrants that it shall comply with all legal and regulatory obligations it has with respect to such Environmental Hazard and provide any notices it is required to provide with respect thereto. PRT shall in no event be liable to CSPR for any costs whatsoever resulting from the presence or release of any Environmental Hazard that PRT did not cause, introduce or contribute to the affected PRT Work Location. CSPR shall indemnify, defend (at PRT's request), and hold harmless PRT and each of PRT's officers, directors and employees from and against any losses and expenses that arise out of or result from any Environmental Hazard that CSPR, its contractors or its agents cause, introduce, or contribute to the PRT Work Location. CSPR shall be responsible for obtaining, including payment of associated fees, all environmental permits, licenses and/or registrations required for Environmental Hazards CSPR causes, introduces, or contributes to the affected PRT Work Location.

12.3

If CSPR notifies PRT in writing of any material within any CSPR Work Location that is known or reasonably suspected to be asbestos-containing, PRT will, at PRT’s expense, notify CSPR before commencing any activities in such CSPR Work Location and ensure that, to the extent any activities which it undertakes in the Work Location disturb any asbestos-containing materials ("ACM") or presumed asbestos containing materials ("PACM") as defined in 29 C.F.R. § 1910.1001, such PRT activities shall be undertaken in accordance with applicable local, state and federal environmental and health and safety statutes and regulations. Except for abatement activities undertaken by PRT or equipment placement or maintenance activities that result in the generation or disturbance of asbestos containing material, PRT shall not have any responsibility for managing, nor be the owner of, nor have any liability for, or in connection with, any asbestos containing material.

12.4

If PRT notifies CSPR in writing of any material within any PRT Work Location that is known or reasonably suspected to be asbestos-containing, CSPR will, at CSPR’s expense, notify PRT before commencing any activities in such PRT Work Location and ensure that, to the extent any activities which it undertakes in the PRT Work Location disturb any asbestos-containing materials ("ACM") or presumed asbestos containing materials ("PACM") as defined in 29 C.F.R. § 1910.1001, such CSPR activities shall be undertaken in accordance with applicable local, state and federal environmental and health and safety statutes and regulations. Except for abatement activities undertaken by CSPR or equipment placement or maintenance activities that result in the generation or disturbance of asbestos containing material, CSPR shall not have any

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responsibility for managing, nor be the owner of, nor have any liability for, or in connection with, any asbestos containing material.

12.5

Each Party agrees immediately to notify the other Party if the first Party undertakes any asbestos control or asbestos abatement activities that potentially could affect the other Party's equipment or operations, including, but not limited to, contamination of equipment.

13.

Liability

13.1

As used in this Section 13, “Service Failure” means a failure to comply with an order to install, restore or terminate Services in accordance with the terms of this Agreement, a failure to provide Services under this Agreement, and failures, mistakes, omissions, interruptions, delays, errors, defects or the like, occurring in the course of the provision of any Services under this Agreement.

13.2

Except as otherwise stated in Section 13.5, the liability, if any, of a Party, a Party’s Affiliates, and the directors, officers and employees of a Party and a Party’s Affiliates, to the other Party, the other Party’s Customers, and to any other Person, for Claims arising out of a Service Failure shall not exceed an amount equal to the pro rata applicable monthly charge for the Services that are subject to the Service Failure for the period in which such Service Failure occurs.

13.3

Except as otherwise stated in Section 13.5, a Party, a Party’s Affiliates, and the directors, officers and employees of a Party and a Party’s Affiliates, shall not be liable to the other Party, the other Party’s Customers, or to any other Person, in connection with this Agreement (including, but not limited to, in connection with a Service Failure or any breach, delay or failure in performance, of this Agreement) for special, indirect, incidental, consequential, reliance, exemplary, punitive, or like damages, including, but not limited to, damages for lost revenues, profits or savings, or other commercial or economic loss, even if the Person whose liability is excluded by this Section has been advised of the possibility of such damages.

13.4

The limitations and exclusions of liability stated in Sections 13.1 through 13.5 shall apply regardless of the form of a Claim or action, whether statutory, in contract, warranty, strict liability, tort (including, but not limited to, negligence of a Party), or otherwise.

13.5

Nothing contained in Sections 13.1 through 13.4 shall exclude or limit liability:

13.5.1

under Section 14, Indemnification, or Section 16, Taxes;

13.5.2

for any obligation to indemnify, defend and/or hold harmless that a Party may have under this Agreement;

13.5.3

for damages arising out of or resulting from bodily injury to or death of any Person, or damage to, or destruction or loss of, tangible real and/or personal property of any Person, or toxic or hazardous substances, to the extent such damages are otherwise recoverable under Applicable Law;

13.5.4

for a Claim for infringement of any patent, copyright, trade name, trade mark, service mark, or other intellectual property interest;

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13.5.5

under Section 258 of the Act or any order of FCC or the Board implementing Section 258;

13.5.6

to the extent liability and/or damage amounts are expressly set forth in this Agreement; or

13.5.7

for damages to a Party caused by the willful misconduct or gross negligence of the other Party.

13.6

In the event that the liability of a Party, a Party’s Affiliate, or a director, officer or employee of a Party or a Party’s Affiliate, is limited and/or excluded under both this Section 13 and a provision of an applicable Tariff, the applicable limitation or exclusion shall be determined by whether the relevant Service was ordered under this Agreement or under the Tariff.

13.7

Intentionally omitted.

13.8

Neither Party shall be liable for any act or omission of any other Telecommunications Carrier to the extent such other Telecommunications Carrier provides a portion of a Service.

14.

Indemnification

14.1

Each Party (“Indemnifying Party”) shall indemnify, defend and hold harmless the other Party (“Indemnified Party”), the Indemnified Party’s Affiliates, and the directors, officers and employees of the Indemnified Party and the Indemnified Party’s Affiliates, from and against any and all Claims asserted against the Indemnified Party that arise out of bodily injury to or death of any Person, or damage to, or destruction or loss of, tangible real and/or personal property of any Person, to the extent such injury, death, damage, destruction or loss, was proximately caused by the grossly negligent or intentionally wrongful acts or omissions of the Indemnifying Party, the Indemnifying Party’s Affiliates, or the directors, officers, employees, agents or contractors (excluding the Indemnified Party) of the Indemnifying Party or the Indemnifying Party’s Affiliates, in connection with this Agreement.

14.2

Indemnification Process

14.2.1

As used in this Section 14, “Indemnified Person” means a Person whom an Indemnifying Party is obligated to indemnify, defend and/or hold harmless under Section 14.1.

14.2.2

An Indemnifying Party’s obligations under Section 14.1 shall be conditioned upon the following:

14.2.3

The Indemnified Person: (a) shall give the Indemnifying Party notice of the Claim promptly after becoming aware thereof (including a statement of facts known to the Indemnified Person related to the Claim and an estimate of the amount thereof); (b) prior to taking any material action with respect to a Claim, shall consult with the Indemnifying Party as to the procedure to be followed in defending, settling, or compromising the Claim; (c) shall not consent to any settlement or compromise of a Claim without the written consent of the Indemnifying Party; (d) shall permit the

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Indemnifying Party to assume the defense of a Claim (including, except as provided below, the compromise or settlement thereof) at the Indemnifying Party’s own cost and expense, provided, however, that the Indemnified Person shall have the right to approve the Indemnifying Party's choice of legal counsel.

14.2.4

If the Indemnified Person fails to comply with Section 14.2.3 with respect to a Claim, to the extent such failure shall have a material adverse effect upon the Indemnifying Party, the Indemnifying Party shall be relieved of its obligation to indemnify, defend and hold harmless the Indemnified Person with respect to such Claim under this Agreement.

14.2.5

Subject to Sections 14.2.6 and 14.2.7 below, the Indemnifying Party shall have the authority to defend and settle any Third Party Claim.

14.2.6

With respect to any Claim, the Indemnified Person shall be entitled to participate with the Indemnifying Party in the defense of the Claim if the Claim requests equitable relief or other relief that could affect the rights of the Indemnified Person. In so participating, the Indemnified Person shall be entitled to employ separate counsel for the defense at the Indemnified Person’s expense. The Indemnified Person shall also be entitled to participate, at its own expense, in the defense of any Claim, as to any portion of the Claim as to which it is not entitled to be indemnified, defended and held harmless by the Indemnifying Party.

14.2.7

In no event shall the Indemnifying Party settle a Claim or consent to any judgment with regard to a Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. In the event the settlement or judgment requires a contribution from or affects the rights of an Indemnified Person, the Indemnified Person shall have the right to refuse such settlement or judgment with respect to itself and, at its own cost and expense, take over the defense against the Claim, provided that in such event the Indemnifying Party shall not be responsible for, nor shall it be obligated to indemnify or hold harmless the Indemnified Person against, the Claim for any amount in excess of such refused settlement or judgment.

14.2.8

The Indemnified Person shall, in all cases, assert any and all provisions in applicable Tariffs and Customer contracts that limit liability to third persons as a bar to, or limitation on, any recovery by a third-person claimant.

14.2.9

The Indemnifying Party and the Indemnified Person shall offer each other all reasonable cooperation and assistance in the defense of any Claim.

14.3

Each Party agrees that it will not implead or bring any action against the other Party, the other Party’s Affiliates, or any of the directors, officers or employees of the other Party or the other Party’s Affiliates, based on any Claim by any Person for personal injury or death that occurs in the course or scope of employment of such Person by the other Party or the other Party’s Affiliate and that arises out of performance of this Agreement, unless such Claim arises out of the negligent act or omission or willful misconduct of the other Party.

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14.4

Each Party’s obligations under this Section 14 shall survive expiration, cancellation, or termination of this Agreement.

15.

Insurance

15.1

The Parties shall maintain during the term of any collocation arrangement provided to CSPR pursuant to this Agreement all insurance and/or bonds required to satisfy their obligations under this Agreement (including, but not limited to, the obligations set forth in Section 18 hereof) and all insurance and/or bonds required by Applicable Law. The insurance and/or bonds shall be obtained from an insurer having an A.M. Best insurance rating of at least A-, financial size category VII or greater. At a minimum and without limiting the foregoing undertaking, each Party shall maintain the following insurance:

15.1.1

Commercial General Liability Insurance, on an occurrence basis, including but not limited to, premises-operations, broad form property damage, products/completed operations, contractual liability, independent contractors, and personal injury, with limits of at least $1,000,000 combined single limit for each occurrence.

15.1.2

Commercial Motor Vehicle Liability Insurance covering all owned, hired and non-owned vehicles, with limits of at least $1,000,000 combined single limit for each occurrence.

15.1.3

Coverage for workmen’s compensation provided by the Puerto Rico State Insurance Fund. If a non-PRT employee performs work in a PRT Premises for CSPR, CSPR or the contractor will coordinate and obtain the necessary workmen’s compensation certificates from the Puerto Rico State Insurance Fund prior to the commencement of work.

15.1.4

All risk property insurance on a full replacement cost basis for all of the insured party’s real and personal property located at any Collocation site or otherwise located on or in any PRT premises (whether owned, leased or otherwise occupied by PRT), facility, equipment or right-of-way.

15.2

Any deductibles, self-insured retentions or loss limits (“Retentions”) for the foregoing insurance must be disclosed on the certificates of insurance to be provided pursuant to Sections 15.4 and 15.5, and each Party reserves the right to reject any such Retentions in its reasonable discretion. All Retentions shall be the responsibility of the insured Party.

15.3

Each Party shall name the other Party and the other Party’s Affiliates as additional insured on the foregoing liability insurance.

15.4

Each Party shall, two (2) weeks prior to commencing construction of any collocation arrangement, at the time of each renewal of, or material change in, its insurance policies, and at such other times as the other Party may reasonable specify, furnish certificates or other proof of the foregoing insurance reasonably acceptable to the other Party. The certificates or other proof of the foregoing insurance shall be sent to the persons designated for notices under this Agreement.

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15.5

Each Party shall require its contractors, if any, that may enter upon the premises or access the facilities or equipment of the other Party or the other Party’s affiliates to maintain insurance in accordance with Sections 15.1 through 15.3 and, if requested, to furnish certificates or other adequate proof of such insurance acceptable to the other Party in accordance with Section 15.4.

15.6

Certificates furnished by the insured Party and its contractors shall contain a clause stating that the other Party: “shall be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the insurance.”

15.7

The insurance required in this section must be provided by an insurance company authorized by the Insurance Commission of Puerto Rico to do business in Puerto Rico.

16.

Taxes

16.1

In General. With respect to any purchase hereunder of Services, if any federal, Commonwealth, state or local tax, fee, surcharge or other tax-like charge (a "Tax") is required or permitted by Applicable Law or a Tariff to be collected from the Purchasing Party by the Providing Party, then (a) the Providing Party shall properly bill the Purchasing Party for such Tax with no mark-up, (b) the Purchasing Party shall timely remit such Tax to the Providing Party and (c) the Providing Party shall timely remit such collected Tax to the applicable taxing authority.

16.2

Taxes Imposed on the Providing Party. With respect to any purchase hereunder of Services, if any federal, Commonwealth, state or local Tax is imposed by Applicable Law on the receipts of the Providing Party, and such Applicable Law permits the Providing Party to exclude certain receipts received from sales for resale to a public utility, distributor, telephone company, Local Exchange Carrier, telecommunications company or other communications company (“Telecommunications Company”), such exclusion being based solely on the fact that the Purchasing Party is also subject to a Tax based upon receipts (“Receipts Tax”), then the Purchasing Party (a) shall provide the Providing Party with notice in writing in accordance with Section 16.6 of this Agreement of its intent to pay the Receipts Tax and (b) shall timely pay the Receipts Tax to the applicable tax authority.

16.3

Taxes Imposed on Customers. With respect to any purchase hereunder of Services that are resold to a Third Party, if any federal, state, Commonwealth or local Tax is imposed by Applicable Law on the Customer in connection with any such purchase, which a Telecommunications Company is required to impose and/or collect from a Customer, then the Purchasing Party (a) shall be required to impose and/or collect such Tax from the Customer and (b) shall timely remit such Tax to the applicable taxing authority.

16.4

Liability for Uncollected Tax, Interest, and Penalty. If the Providing Party has not received an exemption certificate from the Purchasing Party and the Providing Party fails to bill the Purchasing Party for any Tax as required by Section 16.1, then, as between the Providing Party and the Purchasing Party, (a) the Purchasing Party shall remain liable for such unbilled Tax and (b) the Providing Party shall be liable for any interest assessed thereon and any penalty assessed

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with respect to such unbilled Tax by such authority. If the Providing Party properly bills the Purchasing Party for any Tax but the Purchasing Party fails to remit such Tax to the Providing Party as required by Section 16.1, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the Providing Party does not collect any Tax as required by Section 16.1 because the Purchasing Party has provided such Providing Party with an exemption certificate that is later found to be inadequate by a taxing authority, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall be liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. If the Purchasing Party fails to pay the Receipts Tax as required by Section 16.2, then, as between the Providing Party and the Purchasing Party, (x) the Providing Party shall be liable for any Tax imposed on its receipts and (y) the Purchasing Party shall be liable for any interest assessed thereon and any penalty assessed upon the Providing Party with respect to such Tax by such authority. If the Purchasing Party fails to impose and/or collect any Tax from Customers as required by Section 16.3, then, as between the Providing Party and the Purchasing Party, the Purchasing Party shall remain liable for such uncollected Tax and any interest assessed thereon, as well as any penalty assessed with respect to such uncollected Tax by the applicable taxing authority. With respect to any Tax that the Purchasing Party has agreed to pay, or is required to impose on and/or collect from Customers, the Purchasing Party agrees to indemnify and hold the Providing Party harmless on an after-tax basis for any costs incurred by the Providing Party as a result of actions taken by the applicable taxing authority to recover the Tax from the Providing Party due to the failure of the Purchasing Party to timely pay, or collect and timely remit, such Tax to such authority. In the event either Party is audited by a taxing authority, the other Party agrees to cooperate fully with the Party being audited in order to respond to any audit inquiries in a proper and timely manner so that the audit and/or any resulting controversy may be resolved expeditiously.

16.5

Tax Exemptions and Exemption Certificates. If Applicable Law clearly exempts a purchase hereunder from a Tax, and if such Applicable Law also provides an exemption procedure, such as an exemption-certificate requirement, then, if the Purchasing Party complies with such procedure, the Providing Party shall not collect such Tax during the effective period of such exemption. Such exemption shall be effective upon receipt of the exemption certificate or affidavit in accordance with the terms set forth in Section 16.6. If Applicable Law clearly exempts a purchase hereunder from a Tax, but does not also provide an exemption procedure, then the Providing Party shall not collect such Tax if the Purchasing Party (a) furnishes the Providing Party with a letter signed by an officer requesting such an exemption and citing the provision in the Applicable Law which clearly allows such exemption and (b) supplies the Providing Party with an indemnification agreement, reasonably acceptable to the Providing Party (e.g., an agreement commonly used in the industry), which holds the Providing Party harmless on an after-tax basis with respect to its forbearing to collect such Tax.

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16.6

All notices, affidavits, exemption-certificates or other communications required or permitted to be given by either Party to the other, for purposes of this Section 16, shall be made in writing and shall be delivered in Person or sent by certified mail, return receipt requested, or registered mail, or a courier service providing proof of service, and sent to the addressees set forth in Section 40.

17.

Billing and Payment

17.1

The provisions of this Section 17 shall govern the billing and payment rights and obligations of the Parties for Service provided under this Agreement.

17.2

Billing

17.2.1

Each Party shall deliver to the other Party an invoice for amounts owed under the terms of this Agreement.

17.2.2

Invoices delivered under this Agreement shall include all applicable fees for usage of facilities for the ensuing billing period for which the bill is rendered, any other known charges that may be applied under this Agreement for prior periods, and unbilled usage charges for the period after the last bill day through the current bill day. Except as otherwise provided in Section 17.2.4, any known unbilled usage charges for prior periods and any known unbilled adjustments may be included in this bill.

17.2.3

Except as otherwise provided in this Agreement, failure by either Party to present billing statements to the other Party in a timely manner shall not constitute a breach or Default, or a waiver of the right to payment of the incurred charges, by the billing Party under this Agreement, and, except for assertion of a provision of Applicable Law that limits the period in which a suit or other proceeding can be brought before a court or other governmental entity of appropriate jurisdiction to collect amounts due, the billed Party shall not be entitled to dispute the billing Party’s statement(s) based on the billing Party’s failure to submit them in a timely fashion.

17.2.4

Except as provided in Section 9.2.2 of the Interconnection Attachment to this Agreement, in the event that PRT fails to bill CSPR for a Service provided under this Agreement more than ninety (90) days after the date on which such Service is provided, CSPR will only be liable to pay fifty percent (50%) of such charges to PRT, with such charges due sixty (60) days after the date on which CSPR receives the PRT invoice reflecting such charges. In the event that PRT fails to bill CSPR for a Service provided under this Agreement more than one hundred fifty (150) days after the date on which such Service is provided, CSPR shall have no liability for such charges and, after receiving written notice from CSPR to that effect, PRT shall issue a credit to CSPR in the amount of the subject charges.

17.2.4.1

Intentionally omitted.

17.2.4.2

PRT may not impose upon or bill to CSPR legally permissible rate increases without providing written notice of such increases to CSPR, and CSPR shall have no liability for such increases until such advance notice is provided. The written

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notice will be titled “Rate Increase” and will be provided by email in a consistent and uniform format sent to prtc@cortelcopr.com unless an alternative address and/or medium is designated by CSPR and agreed to by PRT, in each case in writing. PRT shall not apply legally permissible rate increases to charges incurred prior to the date upon which PRT provides written notice of such increases to CSPR in accordance with this Section 17.2.4.2 of this Agreement.

17.2.4.3

The limitations on billing set forth in this Section 17.2.4 shall apply to all charges associated with and normally assessed in conjunction with a Service, including, but not limited to all regulatory fees or taxes associated with such Service, except to the extent billing for regulatory fees or taxes beyond the limitations set forth in this Section 17.2.4 is expressly authorized under Applicable Law.

17.2.5

PRT invoices shall plainly identify, and if reasonably necessary, explain each of the Services and the corresponding charges for which it bills CSPR under this Agreement.

17.2.5.1

For maintenance charges imposed by PRT, PRT invoices shall identify individually for each such charge the appropriate USOC code and a narrative description of the services PRT provided, including the specific equipment, product and location involved.

17.2.5.2

For installation charges imposed by PRT, PRT invoices shall identify individually for each such charge the appropriate USOC code and a narrative description of the services PRT provided, including the specific equipment, product and location involved.

17.2.5.3

For federal subscriber line charges imposed by PRT, PRT invoices under this Agreement shall identify individually for each line for which PRT is assessing the charge the specific amount of the charge assessed for each such line.

17.2.5.4

For federal or state universal service charges imposed by PRT, PRT invoices shall explain in detail for each such charge how such charge was calculated.

17.2.5.5

PRT invoices will assess all usage charges accurate to the 4th decimal point for Local Usage (Servicio Medido) and intraisland long distance services. For example, if PRT’s cost is $0.13 per unit and CSPR has a twenty-five percent (25%) discount, PRT will invoice to CSPR local usage equal to number of units multiplied by $0.0975. PRT will invoice all other usage charges in like manner within ninety (90) days after a CSPR request to do so.

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17.2.5.6

PRT usage charges for Service made available under the Resale Attachment to this Agreement will be provided to CSPR electronically in a standardized EMI format.

17.2.5.7

For intra-island toll charges assessed by PRT, PRT invoices will include the following call detail, as and to the extent applicable:

17.2.5.7.1

Originating Number

17.2.5.7.2

Terminating Number

17.2.5.7.3

Time of origination

17.2.5.7.4

Duration of call

17.2.5.8

For flat rate UNE charges assessed by PRT, PRT invoices will include sufficient information to identify each individual UNE used and the amount charged for each such UNE.

17.2.5.9

For stand-alone Local Loop charges assessed by PRT, PRT invoices will itemize the charges by Local Loop and will identify for each Local Loop all associated telephone numbers as and to the extent that CSPR has identified such telephone number(s) in a written notice delivered to PRT when CSPR orders the Local Loop or, if not identified when ordered, at least thirty (30) days in advance of the subject invoice.

17.2.5.10

The timeframes for the payment of an invoiced charge set forth in Section 17.3 of these General Terms and Conditions shall not begin to run until such charge is invoiced in material compliance with the requirements of Section 17.2.2 and this Section 17.2.5.

17.2.6

Neither Party shall deliver an invoice under this Agreement or a Credit Schedule to the other Party that the delivering Party knows at the time of delivery to be inaccurate or incomplete.

17.2.6.1

In the event that PRT fails to comply with the requirements of Section 17.2.6 of this Agreement, PRT shall be responsible for liquidated damages as established in the Liquidated Damages Chart in the Intervals Attachment to this Agreement for liquidated damages group 2C.

17.2.7

Without limitation, for the purposes of Section 17.2.6 of this Agreement, a Party is deemed to know at the time of delivering an invoice that it is inaccurate or incomplete if the Party knows at the time of delivering an invoice that the invoice (1) does not comply with the requirements set forth in Sections 17.2.4 or 17.2.5 of these General Terms and Conditions, (2) includes a Repeat Error (as defined in Section 17.2.8 of these General Terms and Conditions), or (3) includes any of the following errors:

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17.2.7.1

The quantities of recurring charges are inflated (e.g., an account with two ANIs and 6 Tel Touch features);

17.2.7.2

Resale charges are included on UNE invoices or UNE charges are included on resale invoices;

17.2.7.3

The cutover date from resale to UNE is not uniform (e.g., billing will appear on resale through Sept 15 and begin on UNE Sept 10);

17.2.7.4

Intentionally omitted;

17.2.7.5

Charges are included for unregulated items (e.g., CPE, maintenance, etc.);

17.2.7.6

Dummy number (e.g., “67”) accounts are used, it being understood and agreed that the use of dummy number accounts for stand-alone Local Loop charges assessed by PRT shall not be an error for the purposes of this Section 17.2.7 if CSPR has not identified a telephone number associated with a Local Loop in a written notice delivered to PRT when CSPR orders the Local Loop or, if not identified when ordered, at least thirty (30) days in advance of the subject invoice;

17.2.7.7

FCC subscriber line charges are included on UNE invoices;

17.2.7.8

USOC are associated with an incorrect or missing discount;

17.2.7.9

Nonrecurring charges are assessed without discount;

17.2.7.10

Incorrect rate or discount is applied (e.g., for Intra-Island Usage);

17.2.7.11

Per unit rates are rounded up (e.g., $0.0975 per unit to $0.1000);

17.2.7.12

Long Distance charges from other carriers are included;

17.2.7.13

Charges for services transferred to another carrier and incurred by the customer after such transfer are included unless and until the services are transferred back to CSPR;

17.2.7.14

Charges incurred for canceled, suspended, or blocked lines and services during the period of such cancellation, suspension, or block are included;

17.2.7.15

Charges for Services not ordered are included;

17.2.7.16

Reconnection charges for PRTC system failures;

17.2.7.17

Charges asserted that were previously credited under the terms of this Agreement or that were incorrectly billed and that

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were previously credited or should have been credited under the terms of this Agreement; or

17.2.7.18

Intentionally omitted;

17.2.7.19

Nonrecurring charges are billed as recurring charges;

17.2.7.20

Recurring charges are billed as nonrecurring charges;

17.2.7.21

Duplicate charges.

17.2.8

Each Party will make any and all modifications to its billing systems necessary to ensure that a billing error for which that Party has issued a credit is not repeated (each such repeated error is referred to herein as a “Repeat Error”). This provision applies only to billing errors and credits for such billing errors that occur during the effective period of this Agreement. In addition, this provision is limited only to “system” errors and does not encompass “human errors.”

17.2.9

For each Service made available by PRT to CSPR for resale under the Resale Attachment to this Agreement:

17.2.9.1

PRT shall only seek payment from CSPR therefore; and

17.2.9.2

PRT shall not seek payment therefore from CSPR’s Customer prior to terminating the provision of the Service to CSPR for resale for nonpayment.

17.2.10

Subject to the provisions of Section 17.2.5.6 of this Attachment, each Party shall submit billing and related information to the other Party in industry-standard machine-readable or electronic format, where available. For the purposes of the preceding sentence, billing information will include, without limitation, the detailed traffic by NXX and will identify the various applicable charges as well as their source. Either Party may also submit billing and related information on paper, but such submission shall not relieve that Party of the obligation to provide the information in an industry-standard machine-readable format, where available.

17.2.11

PRT shall provide CSPR with written notice of any material changes to its billing system at least ninety (90) days before such changes are implemented by PRT. PRTC shall provide all data and instruction reasonably necessary for CSPR to adapt its billing systems to account for such changes at least forty-five (45) days before such changes are implemented by PRT.

17.2.11.1

For charges invoiced to CSPR by PRT following the implementation by PRT of a material change to its billing system referred to in Section 17.2.11, the timeframes set forth in Section 17.3 of this Attachment for the payment of such invoiced charges shall not begin to run until ninety (90) days after CSPR receives the notice required in Section 17.2.11 or forty-five (45) days after CSPR receives the data

General Terms and Conditions — Page 24

and instruction required in Section 17.2.11 of this Agreement, whichever occurs later. For avoidance of doubt, if PRT has complied with the terms of Section 17.2.11, the timeframes set forth in Section 17.3 of this Attachment for the payment of such invoiced charges shall begin to run without delay.

17.2.12

PRT shall provide CSPR with written notice of any material changes to its billing format at least forty-five (45) days before such changes are implemented by PRT. PRTC shall provide all data and instruction reasonably necessary for CSPR to adapt its billings systems to account for such changes at least thirty (30) days before such changes are implemented by PRT.

17.2.12.1

For charges is invoiced to CSPR by PRT following the implementation by PRT of a material change to its billing format referred to in Section 17.2.12, the timeframes set forth in Section 17.3 of this Attachment for the payment of such invoiced charges shall not begin to run until forty-five (45) days after CSPR receives the notice required in Section 17.2.12 of this Agreement or thirty (30) days after CSPR receives the data and instruction required in Section 17.2.12 of this Agreement, whichever occurs later. For avoidance of doubt, if PRT has complied with the terms of Section 17.2.12, the timeframes set forth in Section 17.3 of this Attachment for the payment of such invoiced charges shall begin to run without delay.

17.3

Payment

17.3.1

Except as provided in Sections 17.3.6 and 17.5.2 of this Attachment, each Party shall pay the other Party the amounts set forth on the other Party's invoice delivered under Section 17.2.1 in immediately available funds by the Payment Due Date (as defined below). Such payment may be transmitted by electronic funds transfer, check, or other means to which the Parties agree. For purposes of this Section 17, a payment by one Party that is made to the other Party after 3:00pm (Atlantic time) shall be considered to have been made on the next Business Day.

17.3.2

For resale and UNE Services provided by PRT to CSPR under this Agreement, the Parties acknowledge that PRT has nine billing cycles per month while CSPR has one billing cycle per month.

17.3.2.1

PRT will make each PRT invoice (including the invoice, tape, and call detail records) for each such billing cycle available to CSPR within four (4) Business Days of PRT’s cycle date, unless the cycle date falls on a weekend or holiday, in which case the PRT invoice will be delivered within four (4) Business Days from the next Business Day following the weekend or holiday (in either event, the date by which the PRT invoice is to be delivered to CSPR shall be referred to hereinafter as the “Bill Date”). For purposes of this Section

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17, a PRT invoice that is delivered to CSPR after 3:00pm (Atlantic time) shall be considered to have been delivered to CSPR on the next Business Day.

17.3.2.2

Except as set forth in Section 17.3.2.3 or Section 17.3.2.4, for resale and UNE Services provided by PRT to CSPR, the Payment Due Date in a given month shall be the date that is thirty (30) days after the date that the PRT invoice for all nine cycles for that month have been delivered to CSPR.

17.3.2.3

If the PRT invoice for any of the first eight cycles for a month is not delivered to CSPR by the Bill Date applicable thereto, the Payment Due Date for the PRT invoice for such cycle shall be the Payment Due Date therefore as calculated under the terms of Section 17.3.2.2 plus the number of days that the PRT invoice for such cycle was not available to CSPR after the Bill Date applicable thereto. For example, if the PRT invoice for a cycle other than the last cycle for a month is received two Business Days after the Bill Date applicable to that cycle, the Payment Due Date for that cycle shall be two Business Days after the Payment Due Date for the PRT invoice for cycles in that month that were timely delivered.

17.3.2.4

If the PRT invoice for the last of the nine cycles for the month is not delivered to CSPR within four (4) Business Days after the 22nd calendar day of such month (or, if the 22nd calendar day is not a Business Day, after the next calendar day which is a Business Day), the Payment Due Date for the PRT invoice for such last cycle shall be the date that is sixty (60) days after the date that the CSPR billing statement for such last cycle was delivered to CSPR.

17.3.3

Intentionally Omitted

17.3.4

For Services provided by PRT to CSPR under this Agreement other than resale and UNE Services, the Payment Due Date shall be the date that is thirty (30) days after the date on which the PRTC invoice is received by CSPR (as determined under the terms of Section 40 of these General Terms and Conditions).

17.3.5

For Services provided by CSPR to PRT under this Agreement, the Payment Due Date shall be the date that is thirty (30) days after the date on which the CSPR invoice is received by PRT (as determined under the terms of Section 40 of these General Terms and Conditions).

17.3.6

Notwithstanding anything to the contrary in this Agreement, the invoicing Party may withhold payment of any amount allegedly due to the invoiced Party under this Agreement when, and for so long as, the invoiced Party has failed to (i) pay to the invoicing Party amounts set forth in an invoice from the invoicing Party in compliance with the terms of Sections 17.3.1 to 17.3.5 of this Attachment and (ii) dispute the amounts referred to in

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clause (i) of this Section 17.3.6 in compliance with the terms of Section 17.5 of this Attachment.

17.3.6.1

The payment amount that may be withheld by the invoicing Party under Section 17.3.6 shall not exceed an amount equal to that which was not paid in compliance with the terms of Sections 17.3.1 to 17.3.5 and not disputed in compliance with the terms of Section 17.5 plus the late payment penalty, if any, applied thereto under the terms of Section 17.4. No late payment penalty of any kind shall be applied to any payment amount withheld by the invoicing Party under Section 17.3.6.

17.3.6.2

It is expressly acknowledged and agreed that (x) the right of withholding set forth in Section 17.3.6 is not intended to be exclusive of remedies to which the invoicing Party may be entitled at law or equity in case of any breach or threatened breach by the other Party of any provision of this Agreement, and exercise of the right of withholding set forth in Section 17.3.6 by the invoicing Party shall not bar use of any remedy for the purpose of enforcing the provisions of this Agreement, and (y) exercise of the right of withholding set forth in Section 17.3.6 by the invoicing Party shall not operate, and shall not be deemed or construed, to remedy any Default by the invoiced Party associated with its failure to adhere to the requirements of Sections 17.3.1 to 17.3.5 of this Attachment and Section 17.5 of this Attachment.

17.3.6.3

An invoicing Party may only withhold amounts in accordance with the requirements of Section 17.3.6 to the extent that it provides written notice to the other Party of such withholding prior to the Payment Due Date of the amount allegedly due to the invoiced Party under this Agreement that the invoicing Party seeks to withhold under the terms of Section 17.3.6.

17.4

Late Payment Penalty

Subject to the provisions of Section 17.5.2, if a payment that is due under the terms of Section 17.3 or any portion thereof is not received by the invoicing Party on or before the Payment Due Date, or if a payment that is due under the terms of Section 17.3 or any portion thereof is not received by the invoicing Party in funds that are immediately available to the invoicing Party on or before the Payment Due Date, then a late payment penalty shall be due to the invoicing Party. The late payment penalty shall be calculated by applying a rate of interest to the amount of the payment not received by the invoicing Party or not received in immediately available funds by the invoicing Party on or before the Payment Due Date, compounded daily from the Payment Due Date to and including the date the outstanding amount is paid to the invoicing Party. The rate of interest to be applied in calculating the late payment penalty shall be the lesser of (i) 15 percent per year or (ii) the highest interest rate that may be charged under Applicable Law.

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17.5

Billing Disputes

17.5.1

Subject to the provisions of Section 17.5.5 of this Attachment, and except as provided in Section 17.5.3 of this Attachment, if the invoiced Party disputes an invoiced amount, the invoiced Party shall, by the Payment Due Date:

17.5.1.1

pay all undisputed amounts to the invoicing Party under the terms of Section 17.3; and

17.5.1.2

deliver to the invoicing Party a written notice setting forth:

17.5.1.2.1

the specific amount in dispute; and

17.5.1.2.2

a description, in reasonable detail, of the actual grounds for the dispute, which description may incorporate by specific reference grounds set forth in any written notice previously delivered by the invoiced Party to the invoicing Party under this Section 17.5.1.2.2 in such a manner that the actual grounds for the immediate dispute shall be reasonably apparent to the invoicing Party.

17.5.2

Intentionally omitted.

17.5.3

Subject to the provisions of Section 17.5.5 of this Attachment, an invoiced Party may dispute an amount that it has paid to the invoicing Party under the terms of Section 17.3 within ninety (90) days after the later to occur of (a) the Payment Due Date that governed the disputed amount and (b) the date that the invoiced Party first reasonably discovers the basis for the subject dispute. To do so, such Party shall deliver to the invoicing Party a written notice of the dispute, including reasonable detail as to the actual grounds for the dispute, the specific amount in dispute, the Payment Due Date that governed the disputed amount, the date or dates on which such disputed amount was paid by that Party under the terms of Section 17.3, and, if applicable, the date on which the Party first reasonably discovers the basis for the subject dispute.

17.5.3.1

A Party may not disconnect nor threaten to disconnect a Service for non-payment of invoiced amounts that have been withheld and disputed in accordance with the requirements of this Agreement.

17.5.4

If a Party fails to dispute any invoiced amount received from the other Party pursuant to this Agreement in accordance with the timeframes and procedures set forth in Section 17.5.1 or 17.5.3, such Party will be deemed to have waived its right to dispute such invoiced amount and such invoiced amount will be deemed correct.

17.5.5

Billing Dispute Resolution Procedures.

17.5.5.1

Within fifteen (15) days after an invoiced Party provides notice of a dispute in accordance with the requirements of

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Section 17.5.1 or 17.5.3, the invoiced Party shall deliver to the invoicing Party all documentation and data in the invoiced Party’s possession that constitute the grounds for the dispute, including, without limitation, detail by working telephone number of the specific amounts in dispute (hereinafter referred to as the “Dispute Documentation”).

17.5.5.2

Within ten (10) days after receiving Dispute Documentation from the invoiced Party under Section 17.5.5.1, the invoicing Party shall notify the invoiced Party in writing if additional documentation or data is necessary for the invoicing Party to evaluate the dispute (“Additional Documentation Notice”). Without limitation, an Additional Documentation Notice shall identify exactly and with detailed specificity what specific additional Dispute Documentation is required from the invoiced Party to enable the invoicing Party to evaluate the dispute and why such additional Dispute Documentation is needed. The invoicing Party shall not identify or request additional Dispute Documentation from the invoiced Party that the invoicing Party can reasonably identify and obtain itself.

17.5.5.3

Within ten (10) days after receiving an Additional Documentation Notice under Section 17.5.5.2, the invoiced Party shall (1) provide the additional Dispute Documentation identified in the written notice, (2) inform the invoicing Party in writing that the invoiced Party does not possess the additional Dispute Documentation requested, or (3) inform the invoicing Party in writing that the additional Dispute Documentation requested is not reasonably necessary for the invoicing Party to evaluate the dispute (“Additional Documentation Response”).

17.5.5.4

Within thirty (30) days of receiving Dispute Documentation, or an Additional Documentation Response to the extent an invoicing Party provides a timely Additional Documentation Notice, the invoicing Party shall provide to the invoiced Party substantive documentation addressing the merits of the dispute, including detailed documentation explaining the investigation (in electronic format, if available), an itemized detail of the results for each dispute (including any amounts credited by the invoicing Party), a description of formulas, methodology and source of data used in those calculations, and an explanation of how such formulas, methodology, or source data resulted in the conclusions reached, if any (“Response Documentation”).

17.5.5.5

Within fifteen (15) days after delivery of the Response Documentation under Section 17.5.5.2, the invoiced Party shall:

17.5.5.5.1

indicate in writing those portions of the Response Documentation that it accepts as resolving the

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dispute, including what amounts in dispute that the invoiced Party agrees should be paid to the invoicing Party by the invoiced Party (“Reconciliation Notice”); and

17.5.5.5.2

cause to be paid to the invoicing Party amounts that the invoiced Party agrees should be paid to the invoicing Party as set forth in the Reconciliation Notice.

17.5.5.6

If the invoiced Party fails to satisfy its obligations under Section 17.5.5.5, or if the Reconciliation Notice delivered thereunder indicates that all or some portion of the subject dispute remains unresolved, either Party may seek to have such unresolved billing dispute addressed in accordance with the procedures set forth in Section 29 of this Agreement, without regard to the thirty-day negotiation period set forth therein; provided, however, that the Parties shall continue to work in good faith toward the resolution of the billing dispute regardless of whether the provisions of Section 29 are invoked to address the matter or not.

17.5.5.7

Whenever a disputed amount that has been withheld by the invoiced Party is paid to the invoicing Party pursuant to Section 17.5.5.5.2, the invoiced Party shall, at or before the time of such payment, provide the invoicing Party with sufficient information to permit the invoicing Party accurately to relate the subject funds to the invoiced amount that was in dispute and to evaluate the calculation of any late payment penalty paid, or to have been paid, therewith. Whenever a dispute amount is credited by the invoicing Party to the invoiced Party, the invoicing Party shall, at or before the time of such credit, provide the invoiced Party with sufficient information to permit the invoiced Party accurately to relate the subject credit to the invoiced amount that was in dispute.

17.5.5.8

In the event that a Party fails to perform in a manner substantially in accordance with the procedures set forth in this Section 17.5.5, the other Party may invoke the procedures set forth in Section 29 of this Agreement to address the subject billing dispute without having to apply the thirty (30) day negotiation period set forth therein.

17.6

Should all or any portion of the invoice dispute brought under the terms of Section 17.5 be resolved in the invoicing Party’s favor, the late payment penalty set forth in Section 17.4 shall be applied to the unreceived disputed amount that is resolved in the invoicing Party’s favor, compounded daily from the Payment Due Date to and including the date the outstanding amount is received by the invoicing Party. Should all or any portion of the invoice dispute brought under the terms of Section 17.5 be resolved in the invoiced Party’s favor, the late payment penalty set forth in Section 17.4 shall not be applied to the unreceived disputed amount that is resolved in the invoiced Party’s favor. The late payment

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penalty set forth in Section 17.4 shall be applied to all unreceived amounts that are not disputed in compliance with the terms of Section 17.5.

17.7

To the extent that a billed Party pays an amount to the billing Party that is later determined through formal dispute resolution to have been improperly billed, the billed Party shall be entitled to receive from the billing Party interest on such overpayment in an amount equal to the rate assessed for late payment charges under Section 17.4 of this Attachment.

17.8

Intentionally Omitted

17.9

Intentionally Omitted

17.10

Billing Credits. Each billing credit issued by a Party under the terms of this Agreement shall conform to the requirements of this Section 17.10.

17.10.1

A Party shall issue billing credits to the other Party for inaccurate charges and charges for which the billing Party has waived its right to impose such charges pursuant to this Agreement.

17.10.2

In the event that a Party is obligated to issue a credit to the other Party under this Agreement, such credit shall be issued, identified, and itemized in a separate schedule (“Credit Schedule”) to the other Party within thirty(30) days of the Credit Date (as defined below). The Credit Schedule provided by the crediting Party shall include an attachment providing all information reasonably necessary for the credited Party to identify the specific billed charge(s) for which the credit is being issued (“Credited Charge(s)”). Such information shall, at a minimum, include identification of the specific invoice (by cycle) upon which the Credited Charge(s) appeared, and a breakdown of the total Credited Charge(s) by customer account, service, and (if applicable) USOC. Any credit information provided on an invoice will include sufficient detail to enable the credited Party to reconcile the credited amount with at least the sum of credited amounts provided on the Credit Schedule required by this Section 17.10.2.

17.10.3

The Credit Date for an invoiced amount shall be the date upon which it is determined that a credit for such amount is due. Notwithstanding the foregoing, under the following circumstances, the Credit Date shall be as follows:

17.10.3.1

Intentionally omitted.

17.10.3.2

If an invoicing Party accepts an invoiced Party’s billing dispute in whole or in part in Response Documentation furnished under Section 17.5.5.4, the date that the invoicing Party notifies the invoiced Party of such acceptance in its Response Documentation.

17.10.3.3

If a Party includes Repeat Errors on an invoice in violation of the requirements of this Agreement, the date that the Party delivers such invoice to the other Party.

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17.10.3.4

If an invoiced Party is determined through dispute resolution completed pursuant to Section 29 of the General Terms and Conditions of this Agreement to have improperly billed an amount to the other Party, the date such determination is released to the Parties.

17.10.3.5

If a credit is due to CSPR under the terms of Section 17.10.5, the date that written notice thereof is delivered to PRT in accordance with the terms of Section 40 hereof.

17.10.3.6

If an invoicing Party acknowledges in writing that a credit is due to the invoiced Party, the date such writing is delivered in accordance with the terms of Section 40 hereof.

17.10.4

Intentionally omitted.

17.10.5

PRT shall apply to a PRT invoice to CSPR a credit equal to the pro-rata cost of any Service purchased by CSPR that is in need of repair and provided that (a) CSPR has reported to PRT as in need of repair; (b) the problem is caused on PRT’s side of the line; and (c) PRT has completed the repair. Such credit shall not apply if the problem is caused by CSPR’s equipment or is on CSPR’s side of the line. Such credit shall be calculated daily from the date the needed repair was reported to the date the needed repair is completed. Such credit shall also be calculated and issued monthly without the need for a CSPR request and shall include the PRT USOC, a detail of the service, and the amount of credit by item.

17.10.6

Intentionally omitted.

17.10.6.1

Intentionally omitted.

17.10.6.2

Intentionally omitted.

17.11

Intentionally omitted.

17.12

Intentionally omitted.

17.13

Billing Inquiries. Upon written request, a Party shall respond in writing to good faith inquiries about the contents of an invoice provided to the other Party. Such response shall be provided within ten (10) Business Days of the responding Party’s receipt of the written inquiry and shall include all clarifications, explanations, and data reasonably necessary to respond to the inquiry. In cases where a response within ten (10) Business Days would not be possible under normal circumstances using commercially reasonable efforts, a responding Party shall notify the inquiring Party in writing of such impossibility within five (5) Business Days of receiving the inquiry and will provide a response to the inquiry within twenty (20) Business Days of receiving the inquiry.

17.13.1

Notwithstanding the requirements of Section 17.13, PRT shall provide to CSPR requested call detail records for a CSPR line serving a Customer Owned Coin Operated Telephone as follows:

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17.13.1.1

PRT will provide records in response to a request relating to one (1) to one hundred (100) such lines within the period ending ten (10) Business Days after the date of the request; and

17.13.1.2

PRT will provide records in response to a request relating to greater than one hundred (100) such lines within the period ending forty-five (45) days after the date of the request.

17.13.2

Intentionally omitted.

17.13.3

In the event that PRT fails to provide a response to a billing inquiry in accordance with Section 17.13 or Section 17.13.1, PRT shall be responsible for liquidated damages as established in the Liquidated Damages Chart in the Intervals Attachment to this Agreement for liquidated damages group 2C.

18.

Assurance of Payment

18.1

Upon request by PRTC, CSPR shall provide to PRT adequate assurance of payment of amounts due (or to become due) to PRTC in accordance with the terms of this Section 18.

18.2

Assurance of payment of charges may be requested by PRT only if CSPR (a) after the Effective Date, and in the past six (6) months, fails, for two (2) consecutive months, to pay within forty-five (45) days or the applicable Payment Due Date, whichever is later, the undisputed portions of bills rendered to CSPR by PRT; (b) after the Effective Date and in the past six (6) months, fails to pay within fifty (50) days or the applicable Payment Due Date, whichever is later, the undisputed portions of bills rendered to CSPR by PRT; or (c) admits its inability to pay its debts as such debts become due, has commenced a voluntary case (or has had a case commenced against it) under the U.S. Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts or the like, has made an assignment for the benefit of creditors or is subject to a receivership or similar proceeding.

18.3

Unless otherwise agreed to by the Parties, assurance of payment shall, at CSPR’s option, consist of (a) an unconditional, irrevocable standby letter of credit naming PRT as the beneficiary thereof and otherwise in form and substance reasonably satisfactory to PRT from a financial institution duly authorized by the Puerto Rico Commission of Financial Institutions to do business in Puerto Rico; or (b) a bond payable to PRT, in each case in form to be reasonably satisfactory to PRT. The letter of credit or bond shall be the greater of $100,000 or an amount equal to one (1) month’s anticipated charges (including, but not limited to, both recurring and non-recurring charges), as reasonably determined by using the average monthly, undisputed charges for the preceding twelve month period, for the Services provided by PRT to CSPR under this Agreement or, to the extent applicable, under the 2004 Interconnection Agreement.

18.4

PRT may (but is not obligated to) draw on the letter of credit or bond, as applicable, upon fifteen (15) days’ written notice to CSPR in respect of any undisputed amounts to be paid by CSPR hereunder that are not paid within thirty

General Terms and Conditions — Page 33

(30) days of the date that payment of such amounts is required by this Agreement plus the validly-assessed late payment charge associated therewith. PRT shall immediately credit any amounts drawn on the letter of credit or bond to the outstanding balance of undisputed CSPR amounts due. No later than the next Business Day following the day that PRT draws on the letter of credit or bond, as applicable, PRT will notify CSPR in writing of the corresponding credit to CSPR’s outstanding balance and will not, from such date forward, impose any interest or late payment charges on such credited amounts.

18.5

If PRT draws on the letter of credit or bond, upon request by PRT, CSPR shall promptly provide a replacement or supplemental letter of credit or bond conforming to the requirements of Section 18.3, in each case subject to the requirements of and adjustment by PRT under the terms of Section 18.3.

18.6

Notwithstanding anything else set forth in this Agreement, if PRT makes a written request for assurance of payment in accordance with the terms of this Section 18, and CSPR does not provide the assurance of payment required by this Section 18 within fifteen (15) days of CSPR’s receipt of such request, then PRT shall, upon fifteen (15) days’ notice to CSPR and the Board, have no obligation thereafter to perform under this Agreement until such time as CSPR has provided PRT with such assurance of payment. The Parties agree that this section does not waive or in any way prejudice any right CSPR may otherwise have to seek injunctive and/or other emergency relief.

18.7

The fact that assurance of payment is requested by PRTC and/or given by CSPR under the provisions of this Section 18 shall in no way relieve CSPR from compliance with the requirements of this Agreement (including, to the extent expressly incorporated by reference herein, the requirements of PRT’s Tariffs) as to advance payments and payment for Services, nor constitute a waiver or modification of the terms herein pertaining to the discontinuance of Services for nonpayment of any amounts payment of which is required by this Agreement.

18.8

Where CSPR has made assurance of payment under Section 18.3 and subsequently demonstrates good payment history by paying undisputed amounts by the Payment Due Date applicable thereto for six (6) consecutive months, then, beginning in the seventh month, CSPR shall be released from its obligations under Section 18.3 with regard to the assurance of payment so given and may request the return or release of the assurance of payment so given, which, in turn, shall be returned or released by PRT. Thereafter, CSPR will remain subject to the requirements of this Section 18 in the event that, subsequent to its release under this section, CSPR again satisfies any of the conditions providing PRT with the right to demand an assurance of payment under section 18.3.

18.9

If, before PRT has exercised the right to require and/or draw on an assurance of payment in accordance with this section, CSPR has paid in full the amount outstanding giving rise to PRT’s exercise of such right pursuant to this Section 18, PRT shall no longer be entitled to the exercise of such right based upon such previously outstanding amount.

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19.

Audits

19.1

Either Party (the “Auditing Party”) may audit the other Party’s (the “Audited Party”) books, call detail records, data, reports, and other records, documents, and materials for the purposes of determining the traffic type and volume of traffic exchanged by the Parties over facilities provided for in this Agreement, the other Party’s compliance with obligations set forth in this Agreement, and/or may audit to verify accuracy of the Audited party or Auditing Party’s invoices. To institute an Audit under this Section 19, the Auditing Party shall notify the Audited Party in writing of the Audit, specifying the period of the Audit computed in accordance with Section 19.2.

19.2

The period of the Audit shall be the shorter of (i) the period beginning the first day following the last day of the period covered by the Audit which was last performed (or if no Audit has been performed, the Effective Date of this Agreement) and ending on the date on which the Audited Party received written notice of the Audit at issue under Section 19.1, and (ii) the twelve (12) month period ending on the date on which the Audited Party received written notice of the Audit at issue under Section 19.1, but in any event not prior to the Effective Date of this Agreement. Such Audit shall begin no later than thirty (30) days after the Audited Party received written notice of the Audit under Section 19.1.

19.3

Such Audit shall be conducted by (a) an independent auditor selected by the Auditing Party, subject to the approval of the Audited Party, which approval shall not be unreasonably withheld or delayed, or (b) if the Parties so agree in writing, by an employee or employees of the Auditing Party (in either case, the “Auditor(s)”). The Auditing Party shall cause the Auditor(s) to execute a nondisclosure agreement, in a form agreed upon by the Parties, regarding the treatment of Confidential Information disclosed or developed in the course of the Audit.

19.4

Each Audit shall be conducted on the premises of the Audited Party during normal business hours. The Audited Party shall cooperate fully in the conduct of any such Audit and shall provide the Auditor(s) reasonable access to any and all Audited Party employees and any and all books, call detail records, data, reports, and other records, documents, and materials, whether maintained in writing, electronically, or otherwise, and whether or not stored on the premises of the Audited Party, including, but not limited to, any data or information contained in any computer or other memory system, that, in the judgment of the Auditor(s), are probative of the matter or matters under examination in the Audit. If the Audited Party fails to adhere materially to the requirements of this Section 19.4 and such failure is not materially corrected within three (3) Business Days after receiving written notice thereof from the Auditing Party, the Audited Party shall be responsible for all of the auditor’s total fees and expenses for the Audit.

19.5

Each Party shall maintain books, call detail records, data, reports, and other records, documents, and materials that are relevant to the matters set forth in Section 19.1 for a period of not less than twenty-seven (27) months after creation thereof, unless a longer period is required by Applicable Law.

General Terms and Conditions — Page 35

19.6

The results of a Audit conducted under this Section 19 shall be furnished to the Audited Party in writing. The date on which the Audited Party receives the results of the Audit under this Section shall be the “Audit Result Notice Date.”

19.7

Subject to the terms of Section 19.8 below, should the results of such Audit show that (i) the Audited Party has delivered or knowingly or negligently caused to be received on a particular trunk a traffic type other than that identified for the other Party for the relevant period under the terms of the Interconnection Attachment to this Agreement, (ii) the volume of traffic, the type of traffic, and/or the volume of a particular type of traffic delivered or received on a particular trunk was different than that previously invoiced by or to the Auditing Party by or to the Audited Party, (iii) the Audited Party is in breach of this Agreement, and/or (iv) any invoice or invoices delivered by or to the Audited Party by or to the Auditing Party under this Agreement was or were inaccurate (jointly referred to hereinafter as an “Audited Party Correction Result”), then (x) immediately, but not later than thirty (30) days after the Audit Result Notice Date, the Audited Party shall correct the breach, and, if appropriate, the Auditing Party may, deliver to the other Party a replacement invoice to conform any and all invoices previously delivered to that other Party for the period of the Audit to the results of the Audit; provided, however, that the failure of either Party to deliver a replacement invoice under this clause, or to deliver a replacement invoice that satisfies the requirements of this clause, shall not relieve the Audited Party of its obligation to adhere to the results of the Audit and to comply with the requirements of this Section, except as provided in Section 19.8 below; and (y) not later than forty-five (45) days after the Audit Result Notice Date, the Parties shall make such interParty payments as are necessary to conform amounts previously paid by one Party to the other to the amounts due under the results of the Audit.

19.8

Notwithstanding the provisions of Section 19.7, if the Audited Party reasonably disputes the results of the Audit furnished under Section 19.6, the Audited Party shall so notify the Auditing Party in writing not later than thirty (30) days after the Audit Result Notice Date and the dispute shall be referred to the Parties’ respective personnel responsible for informal dispute resolution. If these individuals do not resolve the referred dispute within the period ending sixty (60) days after the Audit Result Notice Date, then, the provisions of Section 29 of this Agreement shall apply; provided, however, that the Parties shall continue to work in good faith toward the resolution of the disagreement regardless of whether the provisions of Section 29 are invoked to address the matter or not.

19.9

The failure of the Audited Party to dispute the results of an Audit as provided under the terms of Section 19.8 shall constitute the Audited Party’s acceptance of the results of the Audit furnished under Section 19.6 and its agreement to be bound thereby.

19.10

Except as may be otherwise provided in this Section 19, an Audit shall be conducted at the Auditing Party’s expense, subject to reimbursement by the Audited Party as provided in this Section 19.10 in the event that the results of the Audit show an Audited Party Correction Result. The amount to be reimbursed by the Audited Party under this Section 19.10 shall be the lesser of (i) an amount equal to one-half (1/2) of the auditor’s total fees and expenses or (ii) an amount equal to the net amount owed by the Audited Party to the Auditing Party under the results of the Audit.

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19.11

Any inaccuracies or system processes resulting in such inaccuracies uncovered by an Audit must be corrected by the Parties so that such inaccuracies do not recur. Each Party shall make any and all such corrections within ninety (90) days of the conclusion of the Audit or, if not reasonable within such period, within a timeframe mutually agreed to by the Parties, with such timeframe not to exceed six (6) months from the conclusion of the Audit. Within such timeframe, the Audited Party shall also provide to the Auditing Party a written description of the measures taken by the Auditing Party to correct such inaccuracies and provide notification of when such corrections will be effective.

20.

Revenue Protection

The Parties shall cooperate fully with one another to investigate, minimize, and take corrective action in cases of fraud; provided, however, that nothing in this Section 20 shall change the responsibility for any fraud-related loss that would arise in the absence of this provision.

21.

Good Faith Performance

The Parties shall act in good faith in their performance of this Agreement, including, but not limited to, having the necessary systems and processes in place to perform as required as of the Effective Date of the Agreement and avoiding repeated breaches of obligations set forth in this Agreement. Except as otherwise expressly stated in this Agreement (including, but not limited to, where consent, approval, agreement or a similar action is stated to be within a Party’s sole discretion), where consent, approval, mutual agreement or a similar action is required by any provision of this Agreement, such action shall not be unreasonably withheld, conditioned or delayed.

22.

Law Enforcement

22.1

Each Party may cooperate with law enforcement authorities and national security authorities to the full extent required or permitted by Applicable Law in matters related to Services provided by it under this Agreement, including, but not limited to, the production of records, the establishment of new lines or the installation of new services on an existing line in order to support law enforcement and/or national security operations, and, the installation of wiretaps, trap-and-trace facilities and equipment, and dialed number recording facilities and equipment.

22.2

A Party shall not have the obligation to inform the other Party or the Customers of the other Party of actions taken in cooperating with law enforcement or national security authorities, except to the extent required by Applicable Law.

22.3

Where a law enforcement or national security request relates to the establishment of lines (including, but not limited to, lines established to support interception of communications on other lines), or the installation of other services, facilities or arrangements, a Party may, to the extent required by Applicable Law, act to prevent the other Party from obtaining access to information concerning such lines, services, facilities and arrangements, through operations support system interfaces.

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23.

Parity of Service

Except as otherwise provided herein, PRT shall perform its obligations and duties under this Agreement, and will provide Services and network functions, including but not limited to local interconnection, with a quality of service and a level of performance at parity with that which it uses for its own operations or the operations of its Affiliates or for the provision of services to its own Customers or the Customers of its Affiliates.

24.

Intentionally omitted.

25.

Network Management

25.1

The Parties will work cooperatively in a commercially reasonable manner to install and maintain a reliable network. CSPR and PRT will exchange appropriate information (e.g., network information, maintenance contact numbers, escalation procedures, and information required to comply with requirements of law enforcement and national security agencies) to achieve this desired reliability. In addition, the Parties will work cooperatively in a commercially reasonable manner to apply sound network management principles to alleviate or to prevent traffic congestion and subject to Section 20, to minimize fraud associated with third number billed calls, calling card calls, and other Services related to this Agreement.

25.2

Each Party recognizes a responsibility to follow the standards that may be agreed to between the Parties and to employ characteristics and methods of operation that will not interfere with or impair the service, network or facilities of the other Party or any Third Parties connected with or involved directly in the network or facilities of the other.

25.3

If a Party (“Impaired Party”) reasonably determines that the services, network, facilities, or methods of operation, of the other Party (“Interfering Party”) will or are likely to interfere with or impair the Impaired Party’s provision of services or the operation of the Impaired Party’s network or facilities, the Impaired Party may interrupt or suspend any Service provided to the Interfering Party to the extent necessary to prevent such interference or impairment, subject to the following:

25.3.1

Except in emergency situations (e.g., situations involving a risk of bodily injury to Persons or damage to tangible property, or an interruption in Customer service) or as otherwise provided in this Agreement, the Impaired Party shall have given the Interfering Party at least ten (10) days’ prior written notice of the interference or impairment or potential interference or impairment and the need to correct the condition within said time period; and taken other actions, if any, required by Applicable Law; and,

25.3.2

Upon correction of the interference or impairment, the Impaired Party will promptly restore the interrupted or suspended Service. The Impaired Party shall not be obligated to provide an out-of-service credit allowance or other compensation to the Interfering Party in connection with the suspended Service.

25.4

In the event of an outage or trouble in any Service being provided by a Party hereunder, the Providing Party will follow the other Party’s standard procedures

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for isolating and clearing the outage or trouble, provided, however, that such standard procedures are nondiscriminatory and have been provided to the other Party in writing on or prior to the Effective Date, if then existing, but, in any event, prior to the relevant outage or trouble.

26.

Designation of Points of Contact

26.1

To facilitate coordination by and between the Parties regarding the exercise of their respective rights and the performance of their respective obligations under this Agreement, each Party shall, upon the written request of the other Party made under the terms of Section 40 of these General Terms and Conditions, designate in writing a point(s) of contact(s) for a particular identified right or obligation. The designation of such an individual(s) shall be made and delivered to the requesting Party under the terms of Section 40 of these General Terms and Conditions no more than five (5) Business Days after the date the written request is received by the designating Party, and the Person or Persons so designated shall have substantive familiarity with the subject matter of the identified right or obligation, provided, however, that the designation of an individual under the terms of this Section 26.1 shall not constitute, nor shall it be construed as, an acknowledgement or assumption by the designating Party of any right or obligation under this Agreement or otherwise, and the designating Party shall retain full discretion to dispute the existence of all or any part of a right or obligation asserted by the other Party. The point of contact shall be responsible for coordinating the designating Party’s performance, if any, with respect to the identified right or obligation, subject at all times to the provisions of this Agreement. The written designation delivered to the requesting Party shall include the single point of contact’s immediate supervisor, the supervisor’s immediate supervisor, and telephone and electronic mail contact information for each designated point of contact and identified supervisor.

26.2

When a Party receives a communication from a Customer of the other Party, it shall give the Customer a telephone number at which he or she may contact the other Party directly. The telephone number for PRT to provide to CSPR Customers is 800-226-4884. The telephone number for CSPR to provide to PRT Customers is 611. Either Party may change the telephone number to be provided on its behalf under this Section 26.2 upon thirty (30) days’ prior written notice to the other Party.

27.

Intentionally Omitted

28.

Choice of Law

The construction, interpretation, and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, except for its conflicts of law provisions. Notwithstanding the foregoing, insofar as and to the extent that federal law applies, federal law shall govern the construction, interpretation, and performance of this Agreement.

29.

Dispute Resolution

29.1

Except as otherwise provided in this Agreement, any dispute between the Parties, regarding the interpretation or enforcement of this Agreement or any

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of its terms shall be addressed by good faith negotiation between the Parties. To initiate such negotiation, a Party must provide to the other Party written notice of the dispute that includes both a detailed description of the dispute or alleged nonperformance and the name of an individual who will serve as the initiating Party’s representative in the negotiation. Within five (5) Business Days of receiving the request for negotiation, the other Party shall, in a written notice delivered to the requesting Party, designate its own representative in the negotiation. The Parties’ representatives shall meet at least once within thirty (30) days after the date of the initiating Party’s written notice in an attempt to reach a good faith resolution of the dispute. Upon agreement, the Parties’ representatives may utilize other alternative dispute resolution procedures such as private mediation to assist in the negotiations.

29.2

If the Parties have been unable to resolve the dispute, or a Party fails to make itself available to meet as required under Section 29.1, within thirty (30) days of the date of the initiating Party’s written notice, either Party may pursue any remedies available to it under this Agreement, at law, in equity, or otherwise, including, but not limited to, instituting an appropriate proceeding before the Board, the FCC, or a court of competent jurisdiction or EDR as set forth below.

29.2.1

In the event that the Parties institute proceedings in different forums to resolve the same dispute under Section 29.2, the dispute shall be resolved in the forum selected by the Party that provided the notice initiating negotiation of the dispute as set forth in Section 29.1 provided that such Party (a) shall have instituted a proceeding in the forum it selected not later than twenty-one (21) days after the date on which a proceeding to resolve the same dispute was instituted in a competing forum by the other Party and (b) shall have not already consented to the jurisdiction of the forum selected by the other Party. Upon determining the proper forum for a dispute in accordance with this Section 29.2.1, the Party that instituted a proceeding in the other forum to resolve the same dispute shall withdraw its complaint with such forum and/or take such other action necessary to terminate such proceeding.

29.3

The minimum negotiation period provided for in Section 29.2 shall not apply where immediate and/or emergency equitable relief is reasonably warranted under the circumstances, including, but not limited to, disputes involving the possible discontinuation of service to end user Customers.

29.4

Expedited Dispute Resolution (“EDR”). EDR shall be available as a damage recovery, dispute resolution, and enforcement mechanism for matters arising under this Agreement.

29.4.1

In EDR, either Party may have a dispute arbitrated by the American Arbitration Association (“AAA”) pursuant to its then-prevailing Commercial Arbitration Rules.

29.4.2

The Parties agree that the arbitration will be binding and be conducted in San Juan, Puerto Rico, unless otherwise agreed by the Parties.

29.4.3

The Parties will select a mutually agreeable arbitrator (who may be from outside Puerto Rico). The Parties will agree on an arbitrator within ten

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(10) days after one party notifies the other of its desire to seek arbitration. If the Parties do not agree on an arbitrator within ten (10) days as set forth in the preceding sentence, either Party may request that an arbitrator be designated by AAA, with such designation to be made within twenty (20) days of such request.

29.4.4

The arbitrator shall establish a schedule to resolve the issues between the Parties within sixty (60) days of the date of the arbitrator’s designation and the Parties shall ask the arbitrator to complete the resolution of the issues in dispute within that period.

29.4.5

If the matter brought to EDR concerns factual issues, discovery may be made available at the direction of the arbitrator, subject to the desire of the Parties to conclude the arbitration in an efficient and expeditious manner. In the event that discovery is required, the arbitrator shall be empowered to resolve all discovery disputes and, where necessary, to compel production of documents, answers to interrogatories, and other necessary relief.

29.4.6

For a matter brought to EDR, the arbitrator may, as requested by a Party, award damages, legal costs, and that one Party pay the other Party’s share of the costs of the EDR as and to the extent consistent with the standards set forth in Rule 44 of the Puerto Rico Rules of Civil Procedure and jurisprudence related thereto.

29.4.7

To the extent that there is a dispute between the Parties over whether EDR is available under this Agreement with regard to any claim for which a Party seeks EDR, such dispute shall be subject to EDR under this Agreement and may be resolved by the arbitrator in the same EDR proceeding that is being contested.

29.4.8

Only counterclaims that would be considered to be compulsory counterclaims under Rule 13(a) of the Federal Rules of Civil Procedure and related jurisprudence shall be permitted in EDR; provided, however, that this limitation shall not constitute a waiver of any non-permitted claim nor preclude the prosecution of any such claim in a separate EDR or other proceeding.

29.4.9

Subject to Section 29.4.6 of this Attachment, the Parties shall split the cost of an EDR equally. For the purposes of this Section 29.4.9, the costs of an EDR do not include each Party’s respective legal costs associated with the retention and use of counsel in the EDR.

29.4.10

The Parties agree that the timeframes set forth for EDR are a material aspect of the EDR process and that the arbitrator and the Parties shall take all reasonable steps to ensure that such timeframes are met.

29.5

In the event that a Party is adjudged through a dispute resolution proceeding prosecuted in accordance with Section 29 to have violated any requirement of Applicable Law as reflected or imposed in this Agreement or this Agreement, such Party shall be responsible to pay all reasonable legal costs incurred by the other Party in prosecuting such proceeding as and to the extent consistent with

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the standards set forth in Rule 44 of the Puerto Rico Rules of Civil Procedure and jurisprudence related thereto.

29.6

Intentionally omitted.

29.6.1

Intentionally omitted.

30.

Remedies

Except as otherwise provided in this Agreement, and subject to the provisions of Section 17, all rights of withholding payment, termination, cancellation, or remedies prescribed in this Agreement, or otherwise available, are cumulative and are not intended to be exclusive of remedies to which the injured Party may be entitled at law or equity in case of any breach or threatened breach by the other Party of any provision of this Agreement, and use of one or more remedies shall not bar use of any remedy for the purpose of enforcing the provisions of this Agreement.

31.

Default

31.1

Default is defined as:

31.1.1

either Party’s material breach of any material term or condition of this Agreement;

31.1.2

either Party’s insolvency or initiation of bankruptcy or receivership proceedings by or against the Party; or

31.1.3

any other event specifically identified as a Default in this Agreement.

31.2

In the event of Default, the non-defaulting Party may (i) terminate this Agreement in whole or in part; (ii) suspend performance under this Agreement; or (iii) suspend or discontinue processing additional orders, in each case after:

31.2.1

the non-defaulting Party provides written notice of the Default under the terms of Section 40, which written notice shall reasonably set forth the nature of the Default and shall indicate a specific term or condition of this Agreement that constitutes the grounds for the Default; and

31.2.2

the defaulting Party does not, within thirty (30) days after receiving written notice of the Default under Section 31.2.1, either (i) remedy the Default or (ii) initiate proceedings provided for in Section 29 without regard to the thirty-day negotiation period set forth for therein.

31.3

Notwithstanding termination of this Agreement in whole or in part under the terms of Section 31.2, PRT shall nevertheless adhere to the requirements of Section 32 of this Agreement.

32.

Discontinuance of Service by PRT

32.1

The provisions of Section 32.2 of these General Terms and Conditions shall govern the discontinuance by PRT of Service provided or required under this Agreement when and to the extent that:

General Terms and Conditions — Page 42

32.1.1

such discontinuance is authorized under the provisions of this Agreement, including, without limitation, the provisions of Sections 4 and 31 of these General Terms and Conditions; and

32.1.2

no separate discontinuance procedure specifically governs under the terms of this Agreement.

32.2

Except as otherwise provided in this Agreement:

32.2.1

PRT shall not discontinue any Service provided or available under this Agreement without providing CSPR prior written notice of such discontinuation as soon as reasonably possible after it is determined that such Service will be discontinued and, in any event, not less than ninety (90) days prior to the implementation of such discontinuation; provided, however, that, in the case of Default, such notice shall not be given without first proceeding under the terms of Section 31 of this Agreement.

32.2.2

PRT shall cooperate with CSPR with any transition resulting from such discontinuation of any Service provided or available under this Agreement and to minimize the impact to Customers which may result from such discontinuance.

32.2.3

Intentionally omitted.

33.

Discontinuance of Service by CSPR

33.1

If CSPR proposes to discontinue, or actually discontinues, its provision of service to all or substantially all of its Customer, whether voluntarily, as a result of bankruptcy, or for any other reason, CSPR shall send written notice of such discontinuance to PRT, the Board, and each such CSPR Customer. CSPR shall provide such notice such number of days in advance of discontinuance of its service as shall be required by Applicable Law. Unless the period for advance notice of discontinuance of service required by Applicable Law is more than thirty (30) days, to the extent commercially feasible, CSPR shall send such notice at least thirty (30) days prior to its discontinuance of service.

33.2

Intentionally Omitted

33.3

If, upon the discontinuation of service by CSPR described in Section 33.1, a CSPR Customer becomes a PRT Customer, CSPR shall provide PRT with all information necessary for PRT to establish service for the CSPR Customer, including, but not limited to, the CSPR Customer’s billed name, listed name, service address, and billing address, and the services being provided to the CSPR Customer upon request within seven (7) days. PRT shall reimburse CSPR its reasonable costs for providing such information.

33.4

Nothing in this Section 33 shall limit PRT’s right to cancel or terminate this Agreement or suspend provision of Services under this Agreement.

General Terms and Conditions — Page 43

34.

Warranties

EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY MAKES OR RECEIVES ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES PROVIDED, OR TO BE PROVIDED, UNDER THIS AGREEMENT AND THE PARTIES DISCLAIM ANY OTHER WARRANTIES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE WARRANTIES AGAINST INFRINGEMENT, AND WARRANTIES ARISING BY TRADE CUSTOM, TRADE USAGE, COURSE OF DEALING OR PERFORMANCE, OR OTHERWISE.

35.

No Waiver

35.1

The failure or delay of either Party to enforce any term of this Agreement, to exercise any right that is herein provided, or to require the performance of any provision hereof shall in no way be construed to be a waiver of such term, right, or provision; provided, however, that this Section 35.1 shall not be construed to interfere with any provision of this Agreement that expressly and specifically provides for such waiver.

35.2

No course of dealing regarding any term, right, or provision of this Agreement shall be construed as a waiver or relinquishment of such term, right, or provision.

35.3

Waiver by one Party of a Default by the other Party shall not be deemed a waiver of any other Default.

36.

Force Majeure

36.1

Neither Party shall be responsible for any delay or failure in performance that results from causes beyond its reasonable control (“Force Majeure Events”), whether or not foreseeable by such Party, which causes may include, but are not limited to, flood, fire, explosion, hurricane, earthquake, volcanic action, power failure, embargo, boycott, war, revolution, civil commotion, act of public enemies, labor unrest (including, but not limited to, strikes, work stoppages, slowdowns, picketing or boycotts), inability to obtain equipment, parts, software or repairs thereof, acts or omissions of the other Party, acts of God, and extraordinary adverse weather conditions.

36.2

If a Force Majeure Event occurs, the non-performing Party shall use reasonable efforts to timely notify the other Party of its inability to perform. During the period that the non-performing Party is unable to perform, the other Party shall also be excused from performance of its obligations to the extent such obligations are reciprocal to, or depend upon, the performance of the non-performing Party that has been prevented by the Force Majeure Event. The non-performing Party shall use commercially reasonable efforts to avoid or remove the cause(s) of its nonperformance and both Parties shall proceed to perform once the cause(s) are removed or cease.

36.3

Nothing in this Agreement shall require the non-performing Party to settle any labor dispute except as the non-performing Party, in its sole discretion, determines appropriate.

General Terms and Conditions — Page 44

37.

Third Party Beneficiaries

Except as expressly set forth in this Agreement, this Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein shall create or be construed to provide any third-persons (including, but not limited to, Customers or contractors of a Party) with any rights (including, but not limited to, any third party beneficiary rights) hereunder. Except as expressly set forth in this Agreement, a Party shall have no liability under this Agreement to the Customers of the other Party or to any other third person.

38.

Assignment; Subcontractors

38.1

Neither Party may assign this Agreement or any right or interest under this Agreement, nor delegate any obligation under this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed. Any attempted assignment or delegation in violation of this Section 38 shall be void and ineffective.

38.1.1

If a Party fails to respond in writing to a request for consent provided in accordance with Section 38.1 within thirty (30) days of receiving the consent request, the Party will be deemed to have given such consent.

38.2

A Party may use a subcontractor of the Party (including, but not limited to, an Affiliate of the Party) to perform that Party’s obligations under this Agreement; provided, however, that a Party’s use of a subcontractor to perform that Party’s obligations under this Agreement shall not release the Party from any duty or liability to fulfill the Party’s obligations under this Agreement.

39.

Successors and Assigns

This Agreement shall be binding on and inure to the benefit of the Parties and their respective legal successors and permitted assigns.

40.

Notices

All required notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (i) upon delivery if delivered personally, by courier service or otherwise, (ii) by express delivery service with next Business Day delivery, (iii) by First Class, certified or registered U.S. mail, postage prepaid, or (iv) by facsimile telecopy, with a copy delivered in accordance with subsections (i), (ii) or (iii) of this Section 40, and all legal process with regard hereto shall be validly served when served in accordance with Applicable Law, in each case to the applicable addresses or facsimile numbers set forth below (or such other address or facsimile number as the intended recipient shall have previously designated by notice provided to the other Party in accordance with this Section):

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If to PRT:

Roberto Correa
Puerto Rico Telephone Company, Inc.
1515 Roosevelt Avenue
Fourth Floor
Guaynabo, PR 00921
facsimile: 787-792-6446
electronic mail: rcorrea@prtcmail.prtc.net

with a copy (which shall not constitute notice) to:

Walter Arroyo, Esq.
Puerto Rico Telephone Company, Inc.
1515 Roosevelt Avenue
Tenth Floor
Guaynabo, PR 00921
facsimile: 787-793-7650
electronic mail : warroyo@prtcmail.prtc.net

If to CSPR:

Mr. Juan Carlos Ramos
General Manager
Cortelco Systems Puerto Rico, Inc.
PO Box 363665
San Juan, Puerto Rico 00936-3665
Telephone Number: (787) 704-0000

Or for overnight delivery:

Mr. Juan Carlos Ramos
Parque Industrial Valle Tolima
Lote 14 A-4 Carr. 156 Km 58.1, Valle Tolima
Caguas PR 00725

and

Lcda. Nancy Gonzalez
Human Resources Director
Cortelco Systems Puerto Rico, Inc.
Parque Industrial Valle Tolima
Caguas PR 00725
Telephone Number: (787) 704-3254
Facsimile: (787) 704-3200
Internet Address: ngonzalez@cortelcopr.com

General Terms and Conditions — Page 46

Notices will be deemed given as of the earlier of (a) where there is personal delivery of the notice, the date of actual receipt, (b) where the notice is sent via express delivery service for next Business Day delivery, the next Business Day after the notice is sent, (c) where the notice is sent via First Class U.S. Mail, four (4) Business Days after mailing, (d) where notice is sent via certified or registered U.S. mail, the date of receipt shown on the Postal Service receipt, and (e) where the notice is sent via facsimile telecopy, if the notice is sent on a Business Day and before 5 PM in the time zone where it is received, on the date set forth on the telecopy confirmation, or if the notice is sent on a non-Business Day or if the notice is sent after 5 PM in the time zone where it is received, the next Business Day after the date set forth on the telecopy confirmation. Parties may deliver materials to one another by electronic mail as a courtesy, it being understood that such delivery shall not constitute notice under this Section 40, and notice of any materials delivered by electronic mail shall not be deemed given unless and until the subject materials are also delivered in accordance with subsections (i), (ii) or (iii) of this Section 40.

41.

Entire Agreement

This Agreement sets forth the entire understanding and supersedes prior agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant, or promise other than as expressly stated in this Agreement or as it contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby. In the event of a conflict between any of the terms of this Agreement and an Order by one Party that has been accepted by the other Party, the terms of this Agreement shall control.

42.

Severability

Subject to the provisions of Section 4, if any provision of this Agreement is found to be invalid for any reason by a regulatory agency or court having jurisdiction, such invalidity will affect only the provision of the Agreement or that is the subject of such finding. In all other respects, this Agreement will stand as if such invalid provision had not been a part thereof, and the balance of the Agreement shall remain in full force and effect.

43.

Survival

The rights, liabilities, and obligations of a Party for acts or omissions occurring prior to the expiration, cancellation or termination of this Agreement, the rights, liabilities, and obligations of a Party under any provision of this Agreement regarding confidential information (including but not limited to, Section 10), intellectual property (including, but not limited to, Section 11), limitation or exclusion of liability (including, but not limited to, Section 13), indemnification or defense (including, but not limited to, Section 14), audits (including, but not limited to, Section 19), and the rights, liabilities, and obligations of a Party under any provision of this Agreement which by its terms or nature is intended to continue beyond or to be performed after the expiration, cancellation, or termination of this Agreement, shall survive the expiration, cancellation, or termination of this Agreement.

General Terms and Conditions — Page 47

44.

Joint Work Product

This Agreement is the joint work product of representatives of the Parties. For convenience, it has been drafted in final form by one of the Parties. Accordingly, in the event of ambiguities, no inferences will be drawn against either Party solely on the basis of authorship of this Agreement.

45.

Rules of Construction

For purposes of this Agreement, except as otherwise expressly provided in this Agreement in a given instance or unless the context otherwise requires, (i) words used in this Agreement, regardless of the gender and number specifically used, will be deemed and construed to include any other gender and any other number as the context requires; (ii) the word “including” is not limiting; (iii) the words “shall” and “will” are used interchangeably in this Agreement to indicate a mandatory requirement, and the use of one or the other shall not confer a different degree of right or obligation for either Party; (iv) a reference to a Section, Schedule, Attachment, Appendix or Exhibit is a reference to a Section of this Agreement or to a Schedule, Attachment, Appendix or Exhibit hereto, and the terms “this Agreement,” “hereof,” “herein,” “hereto,” and other like terms refer to this Agreement as a whole, including the Schedules, Attachments, Appendices, and Exhibits to this Agreement, and not solely to any particular part of this Agreement; (v) a reference to a Section or Subsection of this Agreement (whether capitalized or not) shall be deemed and construed to include any and all subsections of the specific provision so referenced; (vi) the captions in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein; (vii) the word “day” or “days” means a calendar day or days, respectively, including weekends and holidays; and (viii) a reference to a statute, regulation, Tariff, agreement, or document shall be deemed and construed to be a reference to such statute, regulation, Tariff, agreement, or document as amended and supplemented from time to time.

46.

Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

47.

Technology Upgrades

Subject to the requirements of this Agreement and of Applicable Law, PRT shall have the right to deploy, upgrade, migrate and maintain its network at its discretion. In doing so, PRT will comply with the requirements of 47 C.F.R. Secs. 51.325-51.335. PRT will notify CSPR in writing of any public notices filed in accordance with 47 C.F.R. Secs. 51.325-51.335 within five (5) Business Days of such filing(s).

48.

252(i) Obligations

To the extent required by Applicable Law, each Party shall comply with Section 252(i) of the Act and 47 C.F.R. § 51.809.

49.

Successor Agreement

Either Party may initiate the good faith negotiation of a successor agreement to this Agreement starting one year before the expiration of the term of this Agreement.

General Terms and Conditions — Page 48

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS THEREOF, the Parties have executed this Agreement as of the date(s) set forth below.

PUERTO RICO TELEPHONE COMPANY,        CORTELCO SYSTEMS OF PR, INC.
INC.

BY:     /s/Roberto Garcia                                             BY:     /s/ Juan C. Ramos
Mr. Roberto Garcia                                                  Mr. Juan C. Ramos

TITLE: President -Acting                                            TITLE: CEO & President

Date:     3/30/08                                                            Date:      03/03/08

General Terms and Conditions — Page 49